                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               XYZ COMPANIES INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               XYZ COMPANIES INC.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO] BANKERS TRUST NEW YORK CORPORATION


CHARLES S. SANFORD, JR., CHAIRMAN OF THE BOARD

                                                                  March 15, 1994

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held at 3:00 P.M. on Tuesday, April 19, 1994 at One Bankers Trust Plaza (130 Liberty Street), New York, New York.

  We are asking you to vote for the election of directors, for the ratification of the appointment of the independent auditor, the approval of the 1994 Stock Option and Stock Award Plan and the approval of the Incentive Bonus Plan for Corporate Officers, as described in the Attached Notice of Meeting and Proxy Statement.

  These matters, together with two stockholder proposals that may be brought before the meeting, are more fully described in the accompanying Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors and Management recommend a vote FOR items 1, 2, 3 and 4, and AGAINST items 5 and 6 as set forth on the enclosed proxy card.

  It is important that your shares be represented at the meeting, whether or not you are able to attend personally. Accordingly, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible.

  Thank you for your interest in the Corporation's affairs.

                                   Sincerely,


                                   /s/ Charles S. Sanford, Jr.

[LOGO] BANKERS TRUST NEW YORK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 19, 1994

  The Annual Meeting of the Stockholders of Bankers Trust New York Corporation (a New York corporation) will be held at One Bankers Trust Plaza (130 Liberty Street), New York, New York, on Tuesday, April 19, 1994 at 3:00 P.M., for the following purposes:

1. to elect directors;

2. to ratify the appointment of Ernst & Young as the independent auditor for 1994;

3. to approve the 1994 Stock Option and Stock Award Plan;

4. to approve the Incentive Bonus Plan for Corporate Officers; and

5. to consider and act upon two stockholder proposals, if introduced at the meeting, as described in the attached Proxy Statement;

and to transact such other business as may properly come before the meeting or adjournments thereof.

  The Board of Directors has fixed the close of business on February 28, 1994 as the time as of which stockholders of record of Bankers Trust New York Corporation who are entitled to notice of and to vote at such meeting shall be determined.

                                          By Order of the Board of Directors

                                                /s/ James T. Byrne, Jr.

                                                JAMES T. BYRNE, JR.
                                                Secretary

280 Park Avenue
New York, New York 10017
March 15, 1994

                               ----------------

                             YOUR VOTE IS IMPORTANT

    WE ENCOURAGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

PROXY STATEMENT

  This statement is submitted in connection with the solicitation of proxies by and on behalf of the Board of Directors and Management of Bankers Trust New York Corporation (the "Corporation"), 280 Park Avenue, New York, New York 10017, for the Annual Meeting of Stockholders on April 19, 1994, or adjournments thereof (the "Annual Meeting"). There were outstanding at the close of business on the record date, February 28, 1994, 80,183,804 shares of the common stock of the Corporation (the "Common Stock") entitled to vote at this meeting, each share being entitled to one vote. Only stockholders whose names appear of record on the books of the Corporation at that time will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote constitutes a quorum for the Annual Meeting. This Proxy Statement and the enclosed proxy card were mailed commencing on or about March 15, 1994.

  If a stockholder is a participant in the Corporation's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such participant will represent both the number of shares registered in the participant's name and the number of shares (excluding fractional shares) credited to the participant's Dividend Reinvestment Plan account, and all such shares will be voted in accordance with the instructions on the proxy card.

  Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda; such shares will not be counted as to the matters for which a non-vote is indicated on the broker's proxy.

PART I. ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and duly qualified. It is intended that the shares represented by the enclosed proxy will be voted for each of the nominees listed herein unless authority to vote for the election of directors is withheld. In the event that any of such nominees unexpectedly shall be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as shall be nominated by the Board's Committee on Directors.

  Edward A. Lesser, Vice Chairman of the Board of the Corporation and Bankers Trust Company, who has served as a director of both organizations since 1982, retired as an officer of the Corporation and Bankers Trust Company on December 31, 1993 and, under the provisions of the By-Laws of the Corporation, is therefore ineligible for reelection.

  Following are the nominees, all of whom are currently directors of the Corporation and were elected to their present terms of office at the 1993 Annual Meeting of Stockholders. Information concerning each such nominee, showing the year when first elected as a director, the age, principal occupation and principal affiliations, is as follows:


Nominees and Year
   Each Became
   a Director      Principal Occupation and Other Information
- -----------------  ------------------------------------------

              RETIRED SENIOR VICE PRESIDENT AND DIRECTOR, INTERNATIONAL BUSI-NESS MACHINES CORPORATION. Director of Bankers Trust Company. Also a director of Computer Task Group, Inc., FlightSafety In-ternational, Inc., Phillips Gas Company, Phillips Petroleum Com-pany, Roadway Services, Inc., Rohm and Haas Company, TIG Hold-ings and Harvard Business School Board of Associates, trustee emeritus of Amherst College, and a trustee of the Colonial Wil-liamsburg Foundation and the Eisenhower Exchange Fellowships. Age 65.

 George B.
  Beitzel
   1977

              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, J.C. PENNEY COMPANY, INC. Director of Bankers Trust Company. Also a director of Exxon Corporation, Halliburton Company, Warner-Lambert Com-pany and the National Urban League, Inc., and a member of the National Retail Federation. Age 58.

William R.
  Howell
   1986

              CHAIRMAN AND CHIEF EXECUTIVE OFFICER, HUNTSMAN CHEMICAL CORPORA-TION. Director of Bankers Trust Company. Also a director of Campbell Soup, president of Restar Corporation, chairman of Huntsman Corporation, Huntsman Holdings Corporation, Constar Corporation and Petrostar Corporation, general partner of Hunts-man Group Ltd., McLeod Creek Partnership and Trustar Ltd., and chairman of Primary Children's Medical Center Foundation, a trustee, the University of Pennsylvania, an overseer, The Whar-ton School, University of Pennsylvania, vice chairman and direc-tor of the American Plastics Council, a director of Chemical Manufacturer's Association, and a director and president of the Jon and Karen Huntsman Foundation. Age 56.

  Jon M.
 Huntsman
   1991

              SENIOR PARTNER, AKIN, GUMP, STRAUSS, HAUER & FELD, LLP, ATTOR-NEYS-AT-LAW, WASHINGTON, D.C. AND DALLAS, TEXAS. Director of Bankers Trust Company. Former President of the National Urban League, Inc. Also a director of American Express Company, Cor-ning Incorporated, Dow-Jones, Inc., J.C. Penney Company, Inc., Revlon Group Incorporated, RJR Nabisco Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corpo-ration, a trustee of Brookings Institution and The Ford Founda-tion, and chairman of The National Academy Foundation. Age 58.

 Vernon E.
Jordan, Jr.
   1972

Nominees and Year
   Each Became
   a Director      Principal Occupation and Other Information
- -----------------  ------------------------------------------

              CHAIRMAN OF THE EXECUTIVE COMMITTEE, PHILIP MORRIS COMPANIES INC. Director of Bankers Trust Company. Former chairman and chief executive officer of Philip Morris Companies Inc. Also a director of The News Corporation Limited. Age 67.

  Hamish
  Maxwell
   1984

              CHAIRMAN EMERITUS, COLLINS & AIKMAN CORPORATION. Director of Bankers Trust Company. Also a director of Massachusetts Mutual Life Insurance Co. and Melville Corporation, chairman of the board of The Taft School and director of Boys & Girls Club of America. Age 68.

 Donald F.
McCullough
   1971

              PRIVATE INVESTOR. Director of Bankers Trust Company. Former co-chief executive officer of Time Warner Inc. Also a director of Xerox Corporation. Age 54.

   N.J.
 Nicholas
 Jr. 1989

              CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE PALMER GROUP. Director of Bankers Trust Company. Former Dean of The Wharton School, University of Pennsylvania and former chief executive officer of Touche Ross & Co. (now Deloitte & Touche). Also a director of Allied-Signal Inc., Contel Cellular, Inc., Federal Home Loan Mortgage Corporation, The Goodyear Tire & Rubber Company, GTE Corporation, Imasco Limited, The May Department Stores Company and Safeguard Scientifics, Inc., and member, advisory board of the Controller General of the United States, and a trustee, the University of Pennsylvania. Age 59.

Russell E.
  Palmer
   1988

              CHAIRMAN AND CHIEF EXECUTIVE OFFICER, SCHNEIDER S.A. Director of Bankers Trust Company and member of its European Advisory Board. Also director of AXA (France) and Equitable Life Assurance Soci-ety of America, Banque Paribas (France), Cofibel (Belgique), Compagnie Industrielle de Paris (France), SIAPAP, Schneider USA, Sema Group PLC (Great Britain), Spie-Batignolles and Whirlpool Corporation. Age 62.

  Didier
  Pineau-
Valencienne
   1992

Nominees and Year
   Each Became
   a Director      Principal Occupation and Other Information
- -----------------  ------------------------------------------

              CHAIRMAN OF THE BOARD OF THE CORPORATION AND BANKERS TRUST COM-PANY. Director of Bankers Trust Company. Also a director of J.C. Penney Company, Inc. and Mobil Corporation, an overseer, The Wharton School, University of Pennsylvania, and member of The Business Roundtable and The Business Council. Age 57.
 Charles S.
Sanford, Jr.
   1982

              PRESIDENT OF THE CORPORATION AND BANKERS TRUST COMPANY. Director of Bankers Trust Company. Trustee of Vanderbilt University and co-chairman of New York City Public/Private Advisory Group on Mathematics Education. Age 47.

 Eugene B.
Shanks, Jr.
    1992

              FORMER VICE PRESIDENT, THE EDNA MCCONNELL CLARK FOUNDATION (A CHARITABLE FOUNDATION). Director of Bankers Trust Company. Also a director of Borden, Inc., Continental Corporation, Melville Corporation, and Community Foundation for Palm Beach and Martin Counties, and a trustee and vice chair of Cornell University. Age 65.

  Patricia
Carry Stewart
    1977

              VICE CHAIRMAN OF THE CORPORATION AND BANKERS TRUST COMPANY. Di-rector of Bankers Trust Company. Also a director of Northwest Airlines, Private Export Funding Corp. and the New York State Banking Board, and a partner, New York City Partnership. Age 58.

 George J.
  Vojta
   1992

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

 Title
  of       Name of Beneficial          Amount and Nature
 Class            Owner          of Beneficial Ownership/1/,/2/ Percent of Class/3/
 -----   ----------------------- ------------------------------ -------------------
Common
 Stock.  Beitzel, George B.          4,700 (D)
                                     6,000 (I) (As Trustee)
                                     2,891 (D) (DRIP)
Common
 Stock.  Howell, William R.          1,700 (D)
Common
 Stock.  Huntsman, Jon M.            5,800 (D)
Common
 Stock.  Jordan, Vernon E. Jr.       3,302 (D)
                                     1,827 (D) (DRIP)
Common
 Stock.  Maxwell, Hamish             2,100 (D)
                                     1,239 (D) (DRIP)
Common
 Stock.  McCullough, Donald F.       4,750 (D)
                                       324 (D) (DRIP)
Common
 Stock.  Nicholas, N.J. Jr.          1,500 (D)
Common
 Stock.  Palmer, Russell E.          2,000 (D)
Common
 Stock.  Pineau-Valencienne, D.        696 (D)
                                        32 (D) (DRIP)
Common
 Stock.  Sanford, Charles S. Jr.   324,345 (D)/4/,/5/
                                       671 (I) (ESOP)
Common
 Stock.  Shanks, Eugene B. Jr.     291,884 (D)/4/,/5/
                                     3,412 (I) (EBP)
                                       218 (I) (ESOP)
Common
 Stock.  Stewart, Patricia C.        4,300 (D)
Common
 Stock.  Vojta, George J.          229,639 (D)/4/,/5/
                                        36 (I) (ESOP)
Common
 Stock.  Yates, Timothy T.          82,783 (D)/4/,/5/
                                       515 (I) (ESOP)
Common
 Stock.  Directors and Executive 1,365,953 (D)/6/                        1.65%
         Officers as a group         6,000 (I) (As Trustee)
                                     6,313 (D) (DRIP)
                                     2,750 (I) (ESOP)
                                    14,220 (I) (EBP)

- --------
/1/Ownership as of January 31, 1994. Shares of common stock have been rounded to the nearest full share.
/2/As denoted next to share amounts: (D) represents shares directly held; (I) represents shares indirectly held; (DRIP) represents shares held in the Corporation's Dividend Reinvestment and Common Stock Purchase Plan; (ESOP) represents shares held in the Corporation's Employee Stock Ownership Plan; and
(EBP) represents shares held in the Corporation's Qualified Employee Benefit Plans.
/3/Based on January 31, 1994 outstanding securities of 80,681,460 and exercisable options of 3,867,034, the number of shares of the Corporation's common stock owned by any member of Management constitutes less than 1% of the total outstandings of the class.
/4/Includes options exercisable within 60 days for each of the named Executive Officers, as follows: Sanford--134,155; Shanks--179,648; Vojta--137,939; and Yates--51,000.
/5/Does not include vested (non-forfeitable) shares which are mandatorily deferred for 5 years under the Partnership Equity Plan, a component of the 1991 Stock Option and Stock Award Plan, for each of the named Executive Officers, as follows: Sanford--83,296; Shanks--68,940; Vojta--50,545; and Yates--36,189.
/6/Includes 724,047 options exercisable within 60 days and does not include 302,150 vested shares under the Partnership Equity Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           (AS OF DECEMBER 31, 1993)

       (1)
      Title                 (2)                         (3)             (4)
        of          Name and Address of        Amount and Nature of Percent of
      Class           Beneficial Owner         Beneficial Ownership   Class
      -----         -------------------        -------------------- ----------
      Common  The Capital Group, Inc.
      Stock   333 South Hope Street
              Los Angeles, CA 90071                 6,686,100(a)      8.19%
      Common  Wellington Management Company(b)
      Stock   75 State Street
              Boston, MA 02109
                Vanguard/Windsor Fund, Inc.
                P.O. Box 2600
                Valley Forge, PA 19482              5,652,119(c)      6.92%
                Other                                 624,122         0.77%

- --------
(a) Sole investment power with respect to all of said shares and sole voting power with respect to 444,100 of such shares.
(b) No sole investment or voting power. Shared investment power with respect to all of said shares and shared voting power with respect to 830 of such shares.
(c) Shared investment power with respect to all of said shares and sole voting power with respect to all of said shares.

  Each of the 13G Schedules filed with respect to the above beneficial owners discloses that the shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Corporation, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS AND THEIR ASSOCIATES IN TRANSACTIONS WITH THE CORPORATION

  Some of the Corporation's directors and executive officers and their associates, including affiliates and related interests, are customers of the Corporation and/or subsidiaries of the Corporation and some of the Corporation's directors and executive officers and their associates, including affiliates and related interests, are directors or officers of, or investors in, corporations or members of partnerships or have an interest in other entities which are customers of the Corporation and/or such subsidiaries. As such customers, they have had transactions in the ordinary course of business with the Corporation and/or such subsidiaries, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility.

  During 1993, the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, of which Vernon E. Jordan, Jr. is a senior partner, performed legal services for a subsidiary of the Corporation, for which that firm was paid its usual and customary fees, and is expected to perform services for a subsidiary in 1994. Hamish Maxwell is a director of a small business investment company subsidiary of the Corporation and, in accordance with policy, non-officer directors of that subsidiary are permitted to purchase participations in loans and investments of that subsidiary. During 1993, Mr. Maxwell purchased participation interests totalling $117,037 in transactions in which the subsidiary's aggregate investments were approximately $26.4 million.

EXTENSION OF DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY

  The Directors and Officers Liability Insurance Policy, which the Corporation has maintained since June 1, 1972, was extended as of June 1, 1993. This policy will reimburse the Corporation and/or any of its subsidiaries for certain payments they may be required to make in indemnifying their directors and officers, and covers directors and officers against certain liabilities and expenses for which they may not or cannot be indemnified by the Corporation. The policy also includes coverage for directors or officers who serve as directors of a non-subsidiary corporation at the request of the Corporation. The policy is written by National Union Fire Insurance Company of Pittsburgh and other independent insurance companies at an annual premium of $2,586,432. No sums were paid by the insurers under this policy in 1993.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Corporation and Bankers Trust Company (the "Bank"), its principal subsidiary, each maintains the Board Committees listed below. Also listed are the current members of each such Committee and the number of times each Committee met during 1993:

   Executive Committee
   (also functions as    Human Resources
   Dividend Committee)   Committee                    Audit Committee

Charles S. Sanford, Jr., William R. Howell,           George B. Beitzel,
Chairman                 Chairman                     Chairman
George B. Beitzel        Jon M. Huntsman              N.J. Nicholas Jr.
William R. Howell        Vernon E. Jordan, Jr.        Russell E. Palmer
Vernon E. Jordan, Jr.    Hamish Maxwell               Didier Pineau-
Hamish Maxwell           Patricia C. Stewart          Valencienne
Russell E. Palmer        6 Meetings                   6 meetings
Eugene B. Shanks, Jr.
2 meetings

                                                      Committee on Public
Committee on Controls                                 Responsibility and
(Sub-Committee of Audit) Committee on Directors       Concern

Russell E. Palmer,       Hamish Maxwell, Chairman     Vernon E. Jordan, Jr.,
Chairman                 George B. Beitzel            Chairman
Hamish Maxwell           Jon M. Huntsman              Donald F. McCullough
Donald F. McCullough     N.J. Nicholas Jr.            N.J. Nicholas Jr.
Patricia C. Stewart      Didier Pineau-               Eugene B. Shanks, Jr.
(established 12/93)      Valencienne                  Patricia C. Stewart
                         4 meetings                   4 meetings

  The Executive Committee has the authority to act for the Board of Directors, except when the Board is in session and subject to certain statutory limitations on its authority. The Committee also considers and acts on matters which do not require full Board consideration and approval and, upon the request of Management, it considers some matters on a preliminary basis before their submission for full Board consideration or approval. This committee also serves as the Dividend Committee, in which capacity its sole function is to declare and set aside dividends during the periods between Board meetings.

  The Human Resources Committee is comprised entirely of independent outside directors. The function of the Committee is to review and evaluate, in comparison with the Corporation's competitors, the Corporation's performance and the executives' compensation and benefits and their share ownership. The Committee is updated periodically with information provided to the Corporation by independent compensation and benefit consultants and is responsible for approving and monitoring those policies which support corporate strategic objectives and govern both annual and long term compensation programs. Key aspects of this process require the Committee to compare the Corporation's pay practices to its missions and long term goals and assess ways in which compensation incentives enhance the value of the Corporation for its stockholders.

  The Audit Committee is comprised entirely of independent outside directors. The function of the Committee is to oversee the accounting, reporting and audit practices established by Management. The Committee meets regularly with Management and the internal, credit and independent auditors (the "Auditors"). The Auditors have free access to the Committee without the presence of Management. The Committee reports regularly to the Board of Directors on its activities and such other matters as it deems necessary.

  The newly established Committee on Controls is comprised entirely of independent outside directors and is a sub-committee of the Audit Committee. The Committee on Controls is responsible for monitoring the effectiveness and quality of the Corporation's standards and control systems, and has unrestricted access to corporate records, facilities and personnel in the conduct of its business and the Auditors have free access to the Committee without the presence of Management. The Committee reports to the Board of Directors through the Audit Committee.

  The Committee on Directors is comprised entirely of independent outside directors. The Committee is responsible for nominating directors and reviewing the effectiveness and procedures of the Board, the Board Committees and corporate governance. The Committee also has the responsibility to make recommendations regarding these issues to the Board. The Committee will consider a nominee recommended by a stockholder by a written notification to it, not later than 90 days in advance of the Annual Meeting of Stockholders in care of the Secretary of the Corporation, of the name of such person with appropriate biographical data and that person's written consent to submission of his or her name to the Committee for its consideration.

  The function of the Committee on Public Responsibility and Concern is to review policy and audit the performance of the Corporation in the discharge of its social responsibilities, which include, but are not limited to, the Corporation's Equal Opportunity and Vendor Outreach programs, community reinvestment activities, contributions program and its political action committee.

  In addition to the Committee meetings shown above, there were 10 regularly scheduled meetings of the Board of Directors during 1993. Director attendance at Board meetings averaged 86% during the year and aggregate attendance at Committee meetings averaged 89%. Aggregate Board and Committee meeting attendance for Messrs. Jordan, McCullough and Pineau-Valencienne was below 75%.

COMPENSATION OF NON-OFFICER DIRECTORS

  Each outside director receives an annual retainer, which in 1993 amounted to $51,869, comprised of cash and a valuation of 400 shares of Common Stock received in that year. Each such director is also paid a fee of $1,000 for each Board meeting and Executive Committee meeting he or she attends. Each such director who is a member of the Human Resources Committee, the Committee on Public Responsibility and Concern or the Committee on Directors receives a fee of $1,000 for each Committee meeting he or she attends and the Chairman of each of those committees receives an additional annual fee of $3,000. The Chairman of the Audit Committee receives an annual fee of $15,000 and its other members receive an annual fee of $7,500. Its members do not receive meeting fees. The Chairman of the Committee on Controls receives an annual fee of $10,000 and its other members receive an annual fee of $5,000. Its members do not receive meeting fees. Directors may elect to defer receipt of all or a portion of their directors' fees in cash or in Common Stock equivalents until they leave the Board, at which time a cash only payment would be made in a lump sum or in annual installments over a period not to exceed 10 years. Until paid, deferred fees earn additional compensation at the same rate as the yield on one-year Treasury Bills, adjusted on a quarterly basis or, if deferred for Common Stock equivalents, dividend equivalents are credited on the share equivalents and are treated as investments in additional share equivalents or fractional share equivalents. Upon retirement, a director who has served at least 10 years as a non-officer director receives an annual payment of $20,000 for life. If service is less than 10 years, but more than five years, the benefit is prorated. Upon a Change of Control of the Corporation (as defined on page 3 of Appendix A), all deferred fees would be paid immediately to these directors.

  1994 HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Human Resources Committee of the Board of Directors (the "Committee") is comprised entirely of outside directors, none of whom is a former or current officer or employee of Bankers Trust New York Corporation or its subsidiaries (for purposes of this report, the "Corporation"). Following directly after this report is a discussion of other relationships between these Board members and the Corporation, entitled "Compensation Committee Interlocks and Insider Participation."

  The Committee reviews and approves compensation and benefit plans and policies applicable to senior officers of the Corporation. The Committee determines compensation packages for the Chief Executive Officer and other executive officers of the Corporation, and submits such compensation packages to the Board for ratification.

  During 1993, the Committee met six times to review and evaluate executive compensation and benefit programs, including information periodically provided to the Corporation by independent compensation and benefit consultants.

COMPENSATION POLICIES

  The Committee's executive compensation policies are designed (a) to attract and retain the best individuals available in each area of global financial services in which the Corporation competes for profits, (b) to motivate and reward such individuals based on corporate, business unit and individual performance, and (c) to align executives' and stockholders' interests through equity-based incentives. In implementing its policies, the Committee evaluates the Corporation's performance usually over a 3 to 5 year period rather than considering a single year when external economic and business conditions may produce results unrelated to management performance. Executive officer pay, including that of the Chief Executive Officer, is determined and administered by the Committee on the basis of total compensation rather than as separate free-standing components.

  The determination of each executive officer's total compensation package begins with the Committee evaluating the Corporation's annual and long term performance compared to a total of nine investment banks and commercial banks (listed on page 15) which are regarded as a peer group of the Corporation (the "Peer Group"). A key determinant of overall levels of compensation is the pay practices of the Peer Group. The Corporation's pay practices have placed compensation paid to its executive officers in the 50th to 75th percentile within the Peer Group. As part of this process, the Committee considers quantitative as well as qualitative factors without assigning uniform relative weights to them. The Corporation's performance relative to the Peer Group is reviewed using the following factors: level, quality, consistency and growth of earnings, the return on equity, and the total stockholder return. The Committee also considers prevailing economic conditions and business opportunities available to firms in the financial services industry.

  In arriving at total compensation levels, the Committee evaluates each individual's contribution to the overall performance of the Corporation. In addition, the Committee takes into account such factors as leadership and technical skills, teamwork, recruiting and other management contributions to the Corporation.

  The Committee exercises its judgment in setting an appropriate amount of current cash to equity within each individual's compensation package. The amount of cash to equity for the executive officer group as a whole has been approximately 40:60 for the last several years. This means that of each dollar of total compensation earned by the group, approximately sixty cents is paid in the form of equity in the Corporation; the balance is paid in cash. This approach reflects the Corporation's commitment to significant management stock ownership in its drive for higher stockholder values over the long term.

  In its deliberations, the Committee also recognizes that the Corporation's long term success is dependent on its key resource--highly talented individuals whom it must attract and retain in an extremely competitive environment.

  The Committee recommended and the Board approved the continuation of the Corporation's performance-based executive compensation programs with modifications which were intended to allow the Corporation a tax deduction for the compensation costs of its Chief Executive Officer and the Corporation's other four most highly compensated executive officers in excess of $1 million annually under the 1993 amendments to the Internal Revenue Code. These compensation programs are submitted for stockholder approval elsewhere in this proxy statement.

  It is the Committee's policy to maximize the effectiveness, as well as the tax-efficiency, of the Corporation's executive compensation programs. With regard to future executive compensation actions, the Committee's policy is to maintain flexibility to take actions which it deems to be in the best interests of the Corporation and its stockholders but which may not qualify for tax deductibility under Section 162(m) or other Sections of the Internal Revenue Code.

COMPENSATION COMPONENTS

  Salary has represented in the past approximately 10% to 15% of executive officers' total compensation. Although reviewed annually for appropriateness in the Committee's judgment, salary levels are not ordinarily adjusted each year. Salary levels for the named Executive Officers are determined by the Committee on the basis of what, in its discretion, it deems to be appropriate pay for the responsibilities involved. The differences in the salary amounts shown for each named Executive Officer over the period shown in the Summary Compensation Table reflect salary increases effected in February of 1992. These increases were applicable to the last 11 months' pay periods for that year and were carried over for all of 1993.

  Partnership Equity Plan Awards are a type of grant made under Section 7 of the Corporation's 1991 Stock Option and Stock Award Plan (Deferred Stock Awards). Awards from this Plan are granted in the form of performance units, the value of which is determined by a quantitative formula directly related to net income of the Corporation. The formula produces a schedule which assigns to performance units a dollar value based on various levels of net income of the Corporation (i.e., the higher the Corporation's net income, the higher the value of that performance year's units).

  Prior to the beginning of each year, the Committee will review the formula in the context of the Corporation's strategic direction and current business conditions. If deemed appropriate by the Committee, the performance formula is revised at that time. Also, prior to or at the beginning of the year, and based on the sole discretion of the Committee, the number of performance units granted to each participant under the Plan will be fixed. In determining the number of units granted to each participant, the Committee considers each participant's level of responsibility, individual performance and contributions to the long-term success of the Corporation without assigning uniform relative weights to them. The number of units awarded multiplied by the unit value results in a dollar amount which is converted into book-entry shares issued at an annual average price of the Common Stock.

  The increased value of Partnership Equity Plan Awards for 1993 was a result of record corporate net income and, in certain cases, an increase in the number of units awarded. The Committee increased unit awards for Messrs. Sanford, Shanks and Yates in recognition of their current performance and contributions to the long term success of the Corporation and increased levels of responsibility for Messrs. Shanks and Yates.

  Under the terms of the 1991 Plan, as revised in 1992, unit awards are converted at the end of the performance year to book-entry shares and deferred for five years. While deferred, Partnership Equity Plan shares are credited with the equivalent of the quarterly net income per share of Common Stock; the dividend portion is paid currently in cash and the balance is deferred into additional Partnership Equity Plan shares. At the end of the deferral period, all shares are distributable in Common Stock. Revisions made in 1992 to the 1991 Plan were intended to further encourage employee stock ownership and link the long term performance of the Corporation to the ultimate value of awards. Plan terms revised include an increase in the mandatory deferral period to five years, vesting of awards at the end of the performance year, and the addition of earnings per share credits as described above in place of dividend reinvestments.

  Employee Stock Options are generally granted at consistent share levels from year to year without reference to present holdings of unexercised options or appreciation thereon. Individual share grant levels are reviewed annually and periodically adjusted to reflect a number of factors, including the individual's contribution to the long term success of the Corporation. The Committee increased Employee Stock Option awards for Messrs. Sanford, Shanks and Yates in recognition of their current performance and contribution to the long term success of the corporation and increased levels of responsibility for Messrs. Shanks and Yates.

  For total compensation valuation purposes, stock options are valued at one third of the option exercise price. On June 15, 1993, stock options were granted at an exercise price of $70.4375. In determining total compensation, the Committee values these options at $23.4792, which represents one third of the exercise price. Under the Corporation's total compensation approach to executive pay, based on the valuation applied, when the portion of total compensation paid in the form of Employee Stock Options is increased, the other components of overall remuneration, particularly the amount of the cash bonus, may be adjusted in order to achieve the combined amount deemed appropriate.

  Annual Bonus. The Committee uses a total compensation approach, as discussed above, in determining appropriate pay levels for each executive officer. At the end of each performance year, the annual bonus award is determined with reference to the factors outlined above and by taking into consideration the value of all other components of the executive's compensation package. Annual bonuses may be paid in cash or a combination of cash and stock, as determined by the Committee. In the past, annual cash bonuses have represented 20% to 30% of executive officer total compensation. Bonuses are funded from a pool determined by a formula based on annual corporate net income under the Incentive Bonus Plan for Corporate Officers. The Committee fixes specific cash bonus awards based on its evaluation of an individual's annual performance and contributions to the Corporation.

1993 CHIEF EXECUTIVE OFFICER COMPENSATION ACTIONS

  For the 1993 performance year, after taking into consideration the Corporation's 1992 pay package for Mr. Sanford as compared with the 1992 CEO pay practices of other firms in the Peer Group, and in view of the outstanding performance of the Corporation in 1993, the Committee decided on a total compensation package for Mr. Sanford of approximately $10 million. This amount is expected to be in the 50th to 75th percentile for CEO pay packages of the Peer Group for 1993.

  Included in Mr. Sanford's package is an annual base salary of $750,000. In comparing his 1993 salary to that of other CEOs in the Peer Group, the Committee decided not to increase this amount, which was set in February 1992. The Committee has not taken any action in regard to Mr. Sanford's salary for 1994.

  Mr. Sanford's Partnership Equity Plan Award for 1993 was $4,795,000. This amount was based on the Plan formula and, as discussed on the preceding page with respect to all participants, took into account the additional judgmental factors therein set forth. As noted above, the formula for the value of this unit award is based on corporate net income and was established by the Committee at the beginning of the performance year.

  The value of Mr. Sanford's 60,000-share Employee Stock Option award, $1,408,750 (one third of the exercise price multiplied by the number of option shares awarded), increased over that of 1992 as a result of a 20% increase in the number of option shares awarded to him and a 24% increase in the exercise price of the Employee Stock Options which exercise price is based on the market price of the Common Stock at the time of the award.

  Based on the $10 million total compensation amount which had been decided on by the Committee, and after taking into consideration the above components already awarded, the Committee awarded Mr. Sanford a 1993 cash bonus of $3 million. This compares to a bonus of $3.9 million paid in cash and restricted stock in 1992. No restricted stock was granted to him in 1993.

  The value of all compensation outlined above paid to Mr. Sanford for 1993 was $9,953,750, of which 62.3% was paid in the form of equity of the Corporation. This amount represents an increase of 46.8% over that awarded to him in 1992. Not included are his retirement plan benefits or earnings and appreciation on Partnership Equity Plan shares.

  The Committee deems Mr. Sanford's compensation package for 1993 to be appropriate, particularly in view of the Corporation's record earnings of $1.07 billion (before cumulative effects of accounting changes) under his leadership, once again placing the Corporation in the top quartile among the Peer Group in terms of growth of net income, return on average common equity, and percent increase in earnings per share.

CONCLUSION

  Through the program described above, a very significant portion of executive officer compensation is linked directly to individual and corporate performance and stock price appreciation. As the Corporation moves forward to create stockholder value for the 1990's, the Committee will continue to monitor and evaluate its strategy for executive officer compensation.

  The Committee believes that it is its responsibility to assure that the pay practices of the Corporation are internally effective in support of the Corporation's current and long term goals and objectives and are competitive in the marketplace to attract, retain and motivate the talent needed to maintain the Corporation's current leadership position.

                                                      The Human Resources
                                                      Committee
                                                      William R. Howell,
                                                      Chairman
                                                      Jon M. Huntsman*
                                                      Vernon E. Jordan, Jr.
                                                      Hamish Maxwell
                                                      Russell E. Palmer*
                                                      Patricia C. Stewart
- --------
*Mr. Huntsman's term on the Committee commenced December 21, 1993, and Mr. Palmer's term on the Committee expired December 21, 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Human Resources Committee (the "Committee") consists solely of the following persons: William R. Howell, Jon M. Huntsman (term commenced December 21, 1993), Vernon E. Jordan, Jr., Hamish Maxwell, Russell E. Palmer (term expired December 21, 1993) and Patricia C. Stewart. It is intended that the Committee will also function as the compensation committee. Each continuing member will be an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and no one of them is an employee or former or current officer of the Corporation or its subsidiaries. Mr. Howell, who serves as the Chairman of the Committee, is the Chairman of the Board and Chief Executive Officer of J.C. Penney Company, Inc. Mr. Sanford, Chairman of the Corporation, is a director of J.C. Penney Company, Inc. but does not serve on its compensation committee.

  Three of the directors who are members of the Committee and their associates, including affiliates and related interests, are customers of the Corporation and/or subsidiaries of the Corporation and some of these directors and their associates, including affiliates and related interests, are directors or officers of, or investors in, corporations or members of partnerships or have an interest in other entities which are customers of the Corporation and/or such subsidiaries. Such customers have had transactions in the ordinary course of business with the Corporation and/or such subsidiaries, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility.

  During 1993, the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, of which Vernon E. Jordan, Jr. is a senior partner, performed legal services for a subsidiary of the Corporation, for which that firm was paid its usual and customary fees, and is expected to perform services for a subsidiary in 1994. Hamish Maxwell is a director of a small business investment company subsidiary of the Corporation and, in accordance with policy, non-officer directors of that subsidiary are permitted to purchase participations in loans and investments of that subsidiary. During 1993, Mr. Maxwell purchased participation interests totalling $117,037 in transactions in which the subsidiary's aggregate investments were approximately $26.4 million.

I. SUMMARY COMPENSATION TABLE ($000 OMITTED)

                                                                     Long Term
                                   Annual Compensation             Compensation
                          -------------------------------------- -----------------
                                                Bonus                 Awards
                                      -------------------------- -----------------
                                                                 Restricted Stock   All Other
                                        Cash    Stock              Stock    Option Compensation
       Executive          Year Salary   (a)   +  (b)  =  Total   Awards (c) Shares      (d)
       ---------          ---- ------ -------- -------- -------- ---------- ------ ------------
Charles S. Sanford, Jr..  1993 $750.0 $3,021.2 $5,094.5 $8,115.7  $      0  60,000    $301.4
 Chairman and Chief       1992  743.8  1,617.7  1,295.4  2,913.1   2,318.8  50,000     163.7
 Executive Officer        1991  675.0  1,188.3  1,149.4  2,337.7   2,200.7  50,000     130.8
Edward A. Lesser .......  1993  500.0    821.2  2,911.1  3,732.3         0  40,000     194.0
 Vice Chairman            1992  491.7    819.7    942.1  1,761.8     496.9  40,000      94.6
 (retired 12/31/93)       1991  400.0    813.3    835.9  1,649.2     471.6  40,000      93.3
Eugene B. Shanks, Jr....  1993  500.0  2,521.2  4,366.7  6,887.9         0  50,000     214.0
 President                1992  491.7  1,569.7    942.1  2,511.8   1,987.5  40,000     113.7
                          1991  400.0  1,263.3    835.9  2,099.2   1,571.9  40,000      93.3
George J. Vojta.........  1993  500.0  1,121.2  2,911.1  4,032.3         0  40,000     214.0
 Vice Chairman            1992  491.7  1,119.7    942.1  2,061.8     662.5  40,000     113.7
                          1991  400.0  1,013.3    835.9  1,849.2     628.8  40,000      93.3
Timothy T. Yates........  1993  250.0    921.2  2,183.3  3,104.5         0  30,000     126.5
 Chief Financial Officer  1992  245.8    711.4    588.8  1,300.2     496.9  25,000      63.7
                          1991  200.0    712.0    418.0  1,130.0     314.4  20,000      52.0

- -----------
(a) Includes annual bonus and profit-driven benefit payable in cash from the PartnerShare Plan, the Corporation's qualified defined contribution plan.
(b) Includes the value of book-entry shares awarded by formula based on corporate earnings under the Partnership Equity Plan. For the year 1991, shares vest and are distributable on the third anniversary of the end of the performance year. While deferred, 1991 Awards earn dividend equivalents which are credited as additional book-entry shares. For 1992 and 1993 Awards, shares vest at the end of the performance year and are deferred for five additional years. While deferred, 1992 and 1993 Awards earn the equivalent of net income per share (EPS) on the Common Stock. Of these earnings, the portion equal to the current per share dividend is paid out currently in cash and the balance (EPS less cash dividends) is reinvested in additional book-entry shares. Dividend equivalents on the 1991 and 1992 Awards are paid at the same rates as are paid on the Common Stock and are not included in the above totals. No dividend equivalents were paid in 1993 on the 1993 Awards.
(c) The number and value of restricted stock holdings at the end of 1993 are:
    Sanford--70,000 shares, value--$5,538,750; Shanks--55,000 shares, value-- $4,351,875; Vojta--20,000 shares, value--$1,582,500; Yates--12,500 shares, value--$989,062. For these purposes, the stated values of restricted stock holdings are the current market values without giving effect to the diminution of values attributable to the restrictions on such stock. Dividends are paid quarterly on the above restricted stock. Under the terms of the Plan, all shares of restricted stock granted to Edward A. Lesser vested and were distributed upon his retirement at 12/31/93--25,000 shares, value--$1,978,125.
(d) Includes earnings per share less cash dividends ("net E.P.S. credits") earned on 1992 Partnership Equity Plan shares and non-elective company contributions to defined contribution plans. For the last fiscal year, net E.P.S. credits earned in 1992 Partnership Equity Plan Awards and non-elective contributions to defined contribution plans, respectively, for each of the named Executive Officers are as follows: Sanford--$137,229 and $164,150; Lesser--$99,803 and $94,150; Shanks--$99,803 and $114,150;
    Vojta--$99,803 and $114,150; and Yates--$62,377 and $64,150. Net E.P.S.
    credits on the 1993 Partnership Equity Plan begin in 1994. Does not include life insurance premiums paid under a plan that is available generally to all salaried employees and the annual premium for which is under $25,000 for any one of the named Executive Officers.

II. OPTIONS/SAR GRANTS TABLE

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                        % of
                                        Total
                                       Options                         Potential Realizable Value at Assumed
                                       Granted                        Annual Rates of Stock Price Appreciation
                                         to                                     for Option Term(/4/)
                                      Employees                       ----------------------------------------
                           Options    in Fiscal  Exercise  Expiration     0%           5%            10%
          Name           Granted(/1/)   Year    Price(/2/) Date(/3/)  ($70.4375)   ($114.74)      ($182.70)
          ----           ------------ --------- ---------- ---------- ---------- -------------- --------------
C. Sanford..............    60,000      2.81%    $70.4375   6/16/03       $0     $    2,658,150 $    6,735,750
E. Lesser...............    40,000      1.88      70.4375   6/16/03        0          1,772,100      4,490,500
E. Shanks...............    50,000      2.35      70.4375   6/16/03        0          2,215,125      5,613,125
G. Vojta................    40,000      1.88      70.4375   6/16/03        0          1,772,100      4,490,500
T. Yates................    30,000      1.41      70.4375   6/16/03        0          1,329,075      3,367,875
ALL COMMON
 STOCKHOLDERS(/5/)......       N/A       N/A          N/A       N/A        0     $3,645,255,908 $9,237,075,594

- --------
(1) Stock options granted on 6/15/93 by the Corporation to the Chief Executive Officer and each of the other named Executive Officers, all of which become exercisable one year after grant. No SARs were granted during 1993.
(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, or by delivery of already-owned shares subject to certain conditions. The tax withholding obligations relating to the exercise may be paid in cash or by offset of the underlying shares, subject to certain conditions.
(3) Nonqualified Stock Options have a term of ten years and one day. Incentive stock options have a term of ten years (6/15/03). Both are subject to earlier termination in certain events related to termination of employment.
(4) Total dollar gains based on indicated rates of appreciation over a ten year term. Assumed future stock prices are shown in parentheses.
(5) Hypothetical dollar gains on shares of the Common Stock outstanding (less shares held in Treasury) at 6/30/93 for comparison with assumed appreciation in shares subject to options granted in 1993 to each of the named Executive Officers.

  The potential realizable value of each grant of employee stock options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10%, are shown above. Hypothetical future values, based on the difference between the option price at date of grant and the stock prices shown in parentheses, indicate what gain would be realized if such options were exercised immediately prior to their expiration date. The actual future gain, if any, of the stock options will depend upon the future appreciation in the market price of the Common Stock. There is no assurance that the assumed future values reflected in this Table will actually be attained. Use of this model should not be viewed in any way as a forecast of the future performance of the Corporation's stock, which will be determined by future events and unknown factors.

III. OPTION EXERCISES AND YEAR END VALUE TABLE

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                Number of Unexercised   Value of Unexercised In-
                                               Options at Fiscal Year     the-Money Options at
                                                         End               Fiscal Year End(2)
                                              ------------------------- -------------------------
                          Shares     Value
 Name                    Acquired Realized(1) Exercisable Unexercisable Exercisable Unexercisable
 ----                    -------- ----------  ----------- ------------- ----------- -------------
C. Sanford.............. 117,399  $2,807,720    134,155      60,000     $3,272,567    $521,250
E. Lesser............... 134,778   4,494,903     94,527      40,000      2,281,868     347,500
E. Shanks...............  14,446     606,057    192,554      50,000      5,547,065     434,375
G. Vojta................  40,000   1,175,000    154,000      40,000      4,079,250     347,500
T. Yates................   9,845     206,597     51,000      30,000      1,219,375     260,625

- --------
(1) Market value of underlying securities at exercise minus option price.
(2) Market value of underlying securities at year end minus option price. The value of unexercised in-the-money stock options at December 31, 1993 shown above are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in the Table will be realized.

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG BANKERS TRUST NEW YORK CORP., S&P 500 INDEX AND PEER GROUP

BTNY stock prices
12/31/88 - $35.000
12/31/93 - $79.125

Measurement Period           BANKERS        S&P
(Fiscal Year Covered)        TRUST          500 INDEX    PEER GROUP
- -------------------          ----------     ---------    ----------
Measurement Pt-
  /  /88                     $100           $100         $100
FYE   /  /89                 $124           $132         $119
FYE   /  /90                 $138           $128         $ 86
FYE   /  /91                 $214           $166         $144
FYE   /  /92                 $240           $179         $181
FYE   /  /93                 $289           $197         $230

*See accompanying notes and list of companies
- ----------------

Notes:
. Total return to shareholders is stock price appreciation and all dividends reinvested.
. Peer Group companies annually weighted based on 1989 through 1993 market capitalization at the beginning of each year.
. S&P 500 information obtained by S&P CompuStat Services, Inc.
. All data as 12/31/93.
. Companies in Peer Group are:
     Bear Stearns Companies Inc.
     Chase Manhattan Corporation
     Chemical Banking Corporation
     Citibank
     Merrill Lynch & Co.
     J. P. Morgan & Co. Incorporated
     Morgan Stanley Group, Inc.
     PaineWebber Group, Inc.
     Salomon Inc.


Sources
     Bloomberg Data Service
     The Value Line Investment Survey
     CompuServe Data Service
     Dow Jones Data Service
     Standard & Poors Stock Guide

EMPLOYMENT AGREEMENTS

  During 1993, the Corporation terminated, with the consent of the employees, Employment Agreements which would have become effective upon a Change of Control of the Corporation. As previously disclosed, the Corporation had Employment Agreements with six key employees (including Messrs. Sanford, Lesser, Shanks and Vojta), which would have provided for a three year term of employment after a Change of Control of the Corporation.

LONG TERM INCENTIVE PLANS AND REPRICED OPTIONS

  Since the Corporation does not have a Long Term Incentive Plan, as defined by the Securities and Exchange Commission, and has not repriced any ten year options or SARs, these two tables have not been included.

PENSION PLAN

  The following table shows the estimated annual pension benefits payable at normal retirement age to a covered participant, who has attained the earnings and years of service classifications indicated, under the Corporation's tax-qualified defined benefit pension plan ("Pension Plan") and non-qualified supplemental pension plan ("Supplemental Retirement Plan"), based upon compensation that is covered under the plans ("Covered Compensation") and years of service with the Corporation and certain of its subsidiaries credited under the plans ("Credited Service"):

                                             Years of Credited Service
                                    --------------------------------------------
                                                                         35 or
          Average Final Salary         15       20       25       30      more
          --------------------      -------- -------- -------- -------- --------
     $125,000...................... $ 35,000 $ 44,000 $ 53,000 $ 62,000 $ 70,000
     $250,000...................... $ 68,000 $ 84,000 $101,000 $117,000 $134,000
     $375,000...................... $ 77,000 $ 93,000 $110,000 $126,000 $143,000
     $500,000...................... $ 86,000 $102,000 $119,000 $135,000 $152,000
     $625,000...................... $ 95,000 $111,000 $128,000 $144,000 $161,000
     $775,000...................... $105,000 $122,000 $138,000 $155,000 $171,000
     $900,000...................... $114,000 $131,000 $147,000 $164,000 $180,000

  Benefits under the Supplemental Retirement Plan are provided for Messrs. Sanford, Shanks and Vojta, all of whom are currently employed by the Corporation, and for Mr. Lesser who retired on December 31, 1993. Benefits shown above are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts. A participant's Covered Compensation is his or her average final salary. "Average Final Salary" under the Pension Plan is the average annual salary, as reported in the Summary Compensation Table, during the 60 consecutive calendar months in the last 120 calendar months of a participant's Credited Service yielding the highest average annual salary (subject to certain limitations on salary under the Internal Revenue Code with respect to tax-qualified plans). Average Final Salary is determined under the Supplemental Retirement Plan in the same manner as under the Pension Plan, except that the lesser of a participant's annual salary or annual cash bonus (as reported in the Summary Compensation Table) is used to calculate such average and a participant's salary is not subject to the limitations under the Internal Revenue Code. Covered Compensation does not include any other compensation included on the Summary Compensation Table. Credited Service under the Pension Plan is the number of years and months worked for the Corporation and certain of its subsidiaries after attaining age 21 and completing one year of service and is limited to 35 years. Credited Service under the Supplemental Retirement Plan only includes service from January 1, 1990.

  As of December 31, 1993, the years of Credited Service for Messrs. Sanford, Lesser, Shanks, Vojta and Yates under the Pension Plan, in which each is fully vested (rounded to the nearest year), was 31, 35, 17, 9 and 22, respectively. Messrs. Sanford, Lesser, Shanks and Vojta each had four years of Credited Service under, and are fully vested in, the Supplemental Retirement Plan. Covered

Compensation for Messrs. Sanford, Lesser, Shanks, Vojta and Yates as of the end of 1993 was $750,000, $500,000, $500,000, $500,000 and $250,000, respectively, except that, with respect to the Pension Plan, compensation for each was limited under the Internal Revenue Code to $235,840.

PART II. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

  The Board of Directors, upon the recommendation of its Audit Committee, comprised entirely of independent outside directors, which reviewed the professional competence of the firm and its audit program, has appointed Ernst & Young, certified public accountants, as the independent auditor for 1994, subject to stockholder ratification. Since 1987, this firm or its predecessor, Arthur Young & Company, has served as the independent auditor for the Corporation and its principal subsidiary, Bankers Trust Company.

  Representatives of Ernst & Young will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Ratification of the appointment of Ernst & Young as the independent auditor would require an affirmative vote of a majority of the votes cast by the holders of the Common Stock at the Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITOR FOR 1994. THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

PART III. APPROVAL OF THE 1994 STOCK OPTION AND STOCK AWARD PLAN.

  The Board of Directors (the "Board") adopted on January 18, 1994, subject to approval by the Corporation's stockholders, a proposed Bankers Trust New York Corporation 1994 Stock Option and Stock Award Plan (the "Plan") in the form set forth in Appendix A hereto. The Board believes that adoption of the Plan will provide the Corporation with an effective means of retaining, attracting and motivating key employees of the Corporation and its subsidiaries whose performance is of great importance to the continued development of the Corporation. The Plan, in the judgment of the Board, will enhance the Corporation's position in the highly competitive market for executive talent. For these reasons, the Board concluded that the Plan should be recommended to the stockholders for approval at the Annual Meeting. Features of the Plan are outlined below but the outline is qualified in its entirety by reference to the full text of the Plan itself, which is attached hereto as Appendix A. In addition to the longer term of the Plan, as compared to the 1991 Plan (increased from 3 to 4 years), and the larger number of shares allocated to the Plan (increased from 9,000,000 to 15,000,000), the Plan does not provide for stock appreciation rights nor does it provide for the repricing of stock options after the date of their grant. Other new provisions were included in an effort to meet the requirements for deductibility by the Corporation with respect to options and certain awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In other respects, the provisions of the Plan are generally similar to the provisions of the 1991 Plan which was approved initially by the stockholders on April 16, 1991 and which ends by its terms on April 19, 1994.

  The Plan permits the granting during a period of four years from the date of stockholder approval of the Plan of (1) nonqualified stock options ("NQSOs"),
(2) incentive stock options ("ISOs"), (3) restricted stock awards, (4) deferred stock awards and (5) other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on stock ("other Stock-based Awards") (each of the foregoing being an "Award" and collectively, the "Awards").

  Future benefits under the Plan are not currently determinable. However, benefits granted in 1993 to named Executive Officers would not have been increased had they been made under the proposed Plan.

  Pursuant to Item 10(a)(2)(iii) of Schedule 14A of the Exchange Act, the schedule below shows what awards made in 1993 would have been if the 1994 Plan were in effect at that time and had they been made thereunder.

EMPLOYEE STOCK OPTIONS
                                                           Dollar
                                                            Value
                                                       (based on  1/3   Options
                                                       exercise price)  Shares
                                                       --------------- ---------
Sanford...............................................   $ 1,408,750      60,000
Lesser................................................       939,167      40,000
Shanks................................................     1,173,958      50,000
Vojta.................................................       939,167      40,000
Yates.................................................       704,375      30,000
Total Executive Officers..............................   $ 6,339,375     270,000
All Employees.........................................   $50,065,896   2,131,500


RESTRICTED STOCK
                                                      Dollar       Shares of
                                                       Value    Restricted Stock
                                                    ----------- ----------------
Sanford............................................     $0             0
Lesser.............................................      0             0
Shanks.............................................      0             0
Vojta..............................................      0             0
Yates..............................................      0             0
Total Executive Officers...........................      0             0
All Employees...................................... $21,799,386     280,850


DEFERRED STOCK AWARDS (PARTNERSHIP EQUITY PLAN)
                                                             Dollar
                                                              Value
                                                            (based on
                                                              award    Deferred
                                                            formula)    Shares
                                                           ----------- ---------
Sanford................................................... $ 4,795,000    64,385
Lesser....................................................   2,740,000    36,791
Shanks....................................................   4,110,000    55,187
Vojta.....................................................   2,740,000    36,791
Yates.....................................................   2,055,000    27,594
Total Executive Officers.................................. $19,865,000   266,738
All Employees............................................. $85,402,375 1,146,741

OTHER STOCK-BASED AWARDS

  No employees received other Stock-based Awards in 1993.

  The Board may terminate or suspend the Plan at any time but such termination or suspension shall not affect any Awards then outstanding under the Plan. The Board may amend the Plan, but may not without the prior approval of the stockholders, except as otherwise set forth below, make any amendment which would in any way change or materially modify the requirements for eligibility in the Plan or otherwise materially increase the benefits accruing to participants under the Plan, extend the maximum option period or the duration of the Plan, increase the total number of available shares, or subsequent to the date of grant decrease the option price to less than 100% of the fair market value on the date of the granting of the option. The Committee (hereinafter defined) of the Board may amend the term of any Award theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without the holder's consent.

  Since certain amendments to the Securities and Exchange Commission's rules under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") permit phasing-in of full compliance with such rules over a period of time, the Board reserves the right during such period to amend or alter the Plan without further approval of stockholders to the extent it determines to be necessary or appropriate to conform with said rules as so amended and as is otherwise permissible under applicable law.

SECURITIES SUBJECT TO THE PLAN

  The total number of shares of Common Stock (the "Stock"), par value $1 per share, of the Corporation available for distribution under the Plan is 15,000,000. Available shares shall consist in whole or in part of authorized and unissued shares or treasury shares. The Corporation currently intends to fund the Awards to be granted under the Plan with treasury shares acquired through open market purchases. As of March 14, 1994, the Corporation held in treasury 3,888,420 shares, all or a part of which may be used to fund Awards granted under the Corporation's 1991 and prior Stock Option and Stock Award Plans and the Plan. During the balance of 1994, the Corporation currently intends to purchase up to approximately 3,000,000 additional shares on the open market for use in fulfilling commitments under the Corporation's 1991 and prior Stock Option and Stock Award Plans and the Plan. Shares involved in the unexercised portion of any lapsed or cancelled options or forfeited restricted stock, deferred stock or other Stock-based Awards shall again be available for distribution.

  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares which may be distributed under the Plan, in the number and option price of shares subject to the outstanding options granted under the Plan, in the number of shares of restricted stock and deferred stock awarded under the Plan, and in other Stock-based Awards as may be determined to be appropriate by the Committee.

ELIGIBILITY

  Officers and other key employees of the Corporation and its subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for the management, growth and protection of the business of the Corporation and its subsidiaries are eligible to be granted Awards under the Plan. Approximately 1,000 employees are expected to be eligible to participate under the Plan. The Committee shall in its sole discretion select from among those eligible, the officers and other key employees to whom Awards may from time to time be granted, and the number of shares to be covered by Awards. The Plan provides no specific minimum number of shares with respect to which Awards may be granted to any individual. As of the adoption of the Plan, the annual maximum number of shares that may be granted to any individual from all types of Awards made under the Plan is 750,000 shares.

ADMINISTRATION

  The Board of Directors of the Corporation (the "Board") shall designate a committee of not less than three directors (the "Committee") who shall serve at the pleasure of the Board. The Committee may also have other duties, as would be the case if the Board should designate the Corporation's Human Resources Committee (or a successor thereto) to act as the Committee under the Plan. No member of the Committee shall be eligible to participate in the Plan while serving on the Committee.
The Board intends that each member of the Committee shall be a "Disinterested Person" within the meaning of Rule 16b-3 under the Exchange Act and an "Outside Director" within the meaning of

Section 162(m) of the Code; provided, however, that a director who is a "Disinterested Person" within the meaning of the Exchange Act will be treated as satisfying the requirements of an "Outside Director" until the first meeting of stockholders at which directors are to be elected that occurs after July 1, 1994 or such later date as may be permissible under the Code or Regulations promulgated thereunder. The Committee has the authority to grant to eligible employees Awards pursuant to the provisions of the Plan, to interpret its provisions and those of any Award agreement issued thereunder and to supervise the administration of the Plan. The Committee has the authority to select the officers and other key employees of the Corporation and its subsidiaries to whom Awards are to be granted; to determine the number of shares to be covered by each Award so granted; to determine the terms and conditions (not inconsistent with the provisions of the Plan) of any Awards so granted thereunder; and certify the attainment of performance goals, if applicable, as required by Section 162(m) of the Code. All decisions made by the Committee shall be final, conclusive, and binding on all parties, except that Awards by the Committee to the officers of the Corporation named in its proxy material are subject to Board ratification.

STOCK OPTIONS

  The purchase price per share of Stock purchasable under a stock option will be determined by the Committee. However, such purchase price shall not be less than 100% of the fair market value of the Stock on the date of the grant of such option. In accordance with procedures established by the Committee, such fair market value shall be deemed to be the arithmetic average of the high and low quotations of sales of such Stock on the New York Stock Exchange Composite Transaction Tape on the date on which the option is granted. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years and one day from the date the option is granted. Options may be exercisable in installments, as determined by the Committee and as set forth in the option. An option may be exercised, in whole at any time or in part from time to time during the option period, by giving written notice of exercise to the Corporation. Such notice shall specify the number of shares to be purchased, and shall be accompanied by payment in full of the purchase price, which may be, at the discretion of the Committee (and in the case of ISOs, if permitted under the terms of the option), in whole or in part, in the form of shares of Stock of the Corporation already owned by the optionee (based on the fair market value of the Stock on the date the option is exercised as determined by the Committee). Subject to certain conditions, optionees may settle related tax withholding obligations in either cash or by offset of the underlying shares. No shares shall be issued until full payment therefor has been made. Furthermore, the Corporation shall, to the extent permitted by law, have the right to deduct any Federal, state or local taxes of any kind as required by law to be withheld from any Award granted under this Plan. An optionee shall have rights to dividends and other rights of a stockholder when the optionee has given written notice of exercise of an option, paid in full for such shares and, if requested, given an appropriate investment representation. No option granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and, during the lifetime of the optionee, such option shall be exercisable only by such optionee. Stock options may be granted either alone or in addition to other Awards under the Plan.

  Except in the case of a Change of Control (as defined in the Plan on page 3 of Appendix A) or as otherwise determined by the Committee, no stock option may be exercised until the employee has remained in the continuous employ of the Corporation and/or its subsidiaries for one year after the option is granted, except in the case of termination of employment because of death or permanent disability, nor may an option be exercised after termination of employment for any reason other than death, permanent disability, or retirement. Except as otherwise determined by the Committee, stock options may be exercised, but only within the stated option period, within (a) three years after the optionee retires from the Corporation or any of its subsidiaries; (b) three years after termination of the optionee's employment with the Corporation or any of its subsidiaries on account of permanent disability; (c) fifteen months after the death of the optionee while still in the employ of the Corporation or any of its subsidiaries; or (d) twelve months following the date of death of an optionee who dies within the three year period following termination of employment for retirement or permanent disability. To qualify for preferential tax treatment, ISOs must be exercised within three months after retirement or within one year after termination of service on account of permanent disability. Under no circumstances may any option be exercised after the expiration of the stated period of the option.

RESTRICTED STOCK

  Shares of restricted stock may be issued either alone or in addition to other Awards under the Plan. The Committee shall determine the time or times within which the Awards may be subject to forfeiture (e.g., termination of employment before the end of the restriction period), and all other conditions of the Awards. The provisions of the Awards need not be the same with respect to each recipient.

  The prospective recipient of an Award of shares of restricted stock shall not have any rights with respect to such Award until such recipient executes an agreement evidencing the Award, delivers a fully executed copy thereof to the Corporation, and otherwise complies with the then applicable terms and conditions of the Award.

  Each participant shall be issued a certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

  The stock certificates, appropriately legended, evidencing shares of restricted stock will be held in custody by the Corporation until the restrictions thereon have lapsed and the participant has satisfied all tax liabilities in connection with the Award.

  Except as otherwise required by the applicable award agreement, recipients of Awards under the Plan are not required to make any payment other than taxes due or provide consideration other than the rendering of services. Shares of restricted stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

    (i) During a period set by the Committee commencing with the date of Award (the "restriction period"), the participant shall not be permitted to sell, transfer, pledge, or assign shares of restricted stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

    (ii) Except as provided in the Plan, the participant shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. Certificates for shares of unrestricted stock shall be delivered to the participant promptly after, and only after, the restriction period expires without forfeiture in respect of such shares, unless otherwise determined by the Committee.

    (iii) Subject to certain exceptions, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the participant and reacquired by the Corporation.

    (iv) In the event of a participant's retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, upon finding that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of restricted stock.

DEFERRED STOCK AWARDS

  The Committee may award the right to receive Stock that is not to be distributed to the participant until after a specified deferral period ("deferred stock"); the participant may elect further deferral subject to Committee approval. Such deferred stock Awards may be issued either alone or in addition to other Awards under the Plan. The Committee shall determine the period or period(s) within which deferred stock Awards may be subject to deferral (including elective deferral) and forfeiture, and all other conditions of such Awards, unless such authority is specifically reserved to the Board or stockholders under the terms of the Plan. The provisions of such Awards need not be the same with respect to each recipient.

  Except as otherwise required by the applicable award agreement, recipients of deferred stock Awards under the Plan are not required to make any payment other than taxes due or provide consideration other than the rendering of services. Deferred stock awarded pursuant to the Plan shall be subject to certain conditions, including, but not limited to the following:

    (i) During a period set by the Committee commencing with the date of award (the "deferral period"), the participant shall not be permitted to sell, transfer, pledge, or assign deferred stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

    (ii) The participant shall have the right to receive currently or on a deferred basis or in some combination thereof (subject to forfeiture in some cases) credits payable in either cash or stock or in some combination thereof deemed earned by the Award during the deferral period, all as determined by the Committee.

    (iii) Subject to certain exceptions and to the terms of the award agreement, upon termination of employment for any reason during the deferral period, all or a portion of the deferred stock may be forfeited by the participant as determined by the Committee.

    (iv) In the event of various special circumstances, the Committee may, in its sole discretion, upon its finding that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining limitations with respect to such participant's deferred stock.

OTHER STOCK-BASED AWARDS

  The Committee may grant to participants, either alone or in addition to stock options, restricted stock, deferred stock, or other Stock-based Awards, including (without limitation) performance shares, convertible preferred stock and convertible debentures.

  The Committee shall determine the officers and other key employees to whom other Stock-based Awards are to be made, the time or times at which such Awards are to be made, the size of such Awards and all other conditions of such Awards, including any restrictions, deferral periods or performance requirements. The provisions of such Awards need not be the same with respect to each recipient, and shall be subject to certain conditions, including, but not limited to the following:

    (i) The participant shall not be permitted to sell, transfer, pledge, or assign the shares in question prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

    (ii) As determined by the Committee, the participant shall have the right to receive currently or on a deferred basis (subject to forfeiture in some cases) interest or dividends, or their equivalents.

    (iii) The Awards shall be subject to such forfeiture provisions as the Committee shall determine.

    (iv) In the event of various special circumstances, the Committee may, in its sole discretion, upon its finding that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining limitations with respect to the shares in question.

    (v) Stock (including securities convertible into Stock) issued on a bonus basis pursuant to such Awards may be issued for no cash consideration; Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded pursuant to such Awards shall be priced at least at 50% of the fair market value of the Stock on the date of grant.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  Incentive Stock Options. ISOs granted under the Plan will be subject to the provisions of the Internal Revenue Code. If shares of Stock of the Corporation are issued to an optionee pursuant to an ISO granted as described above, and if no disqualifying disposition of such shares is made by such optionee within one year after the transfer of such shares to such optionee or within two years after the date of grant, (a) no income will be realized by the optionee at the time of the grant of the option, (b) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (c) upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss, and (d) no deduction will be allowed to the Corporation for Federal income tax purposes. Upon exercise of an ISO the optionee may be subject to alternative minimum tax.

  Nonqualified Stock Options. With respect to NQSOs granted to optionees under the Plan, (a) no income is realized by the optionee at the time the option is granted, (b) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price (the amount paid for the shares) and the fair market value of the shares on the date of exercise, and the Corporation receives a tax deduction for the same amount, and (c) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

  Restricted Stock. Upon becoming entitled to receive the shares at the end of the restriction period without a forfeiture, the recipient has ordinary taxable income in an amount equal to the fair market value of the shares at that time. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund, or loss for tax purposes. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

  Deferred Stock. The recipient of a deferred stock Award will generally be subject to tax at ordinary income rates on the fair market value of the deferred stock on the date that the stock is distributed, and the capital gains/loss holding period for such stock will also commence on the day following such date. The Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

CHANGE OF CONTROL

  Upon a Change of Control, all options granted under the Plan would vest and become immediately exercisable. Options exercised during the 60 days following a Change of Control would be settled for cash. For purposes of determining the cash-out payment during the 60 days following a Change of Control, fair market value would be deemed to be the higher of (i) the highest market price paid for a share of the Corporation's Stock during the 60 day period preceding a Change of Control and (ii) the highest price paid for a share of the Corporation's Stock in the Change of Control. All options would remain exercisable for 6 months and 1 day after any termination of employment (other than for cause) within 18 months following a Change of Control. In the case of restricted, deferred or other Stock-based Awards, the restriction and deferral periods immediately lapse and the subject shares of or interests in

Stock become fully vested, and such shares of or interests in Stock shall be delivered immediately to the participant.

  The closing price of the Corporation's Stock on the New York Stock Exchange on March 1, 1994 was $80.75 per share.

  The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon will be required for approval of this Plan.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS APPROVE THE 1994 STOCK OPTION AND STOCK AWARD PLAN DESCRIBED ABOVE. THIS IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD.

PART IV. APPROVAL OF THE INCENTIVE BONUS PLAN FOR CORPORATE OFFICERS.

   The Board of Directors (the "Board") adopted, subject to approval by the Corporation's stockholders, a proposed Bankers Trust New York Corporation Incentive Bonus Plan for Corporate Officers (the "Bonus Plan") in the form set forth in Appendix B hereto. The Bonus Plan provides annual incentive awards to certain officers and other key employees of the Corporation and its subsidiaries and is being submitted to the stockholders in an effort to meet the requirements for deductibility by the Corporation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Future incentive awards under the Bonus Plan are not currently determinable. However, incentive awards granted in 1993 to named Executive Officers would not have been increased had they been made under the Bonus Plan.

  Pursuant to Item 10(a)(2)(iii) of the Exchange Act, the schedule below shows what awards under the Bonus Plan would have been in 1993 if the Bonus Plan was in effect for 1993.

                                                 Bonus
                                              -----------
            Sanford.......................... $ 3,000,000
            Lesser...........................     800,000
            Shanks...........................   2,500,000
            Vojta............................   1,100,000
            Yates............................     900,000
            Total Executive Officers......... $ 9,500,000
            All Employees.................... $43,300,450

  Stockholder approval of the Bonus Plan is recommended by the Board in order to permit the Corporation to maintain the tax-deductible status of such incentive payments to the named Executive Officers, in compliance with tax legislation adopted in 1993. The Bonus Plan has been designed and will be administered to provide "performance based" incentives as set forth under
Section 162(m) of the Code.

  With such approval, the Corporation will continue to have an effective vehicle to (a) focus and motivate the annual performance of key executives of the Corporation and its subsidiaries, (b) offer such employees opportunities to attain competitive levels of cash compensation, and (c) reward those who have contributed to the profitability of the Corporation. Features of the Bonus Plan are outlined below, but the outline is qualified in its entirety by reference to the full text of the Bonus Plan itself, which is attached hereto as Appendix B.

ELIGIBILITY

  Certain officers and other key employees of the Corporation and its subsidiaries are eligible to be granted awards under the Bonus Plan. Approximately 400 employees, including the named Executive Officers, are expected to continue to be eligible under the Bonus Plan.

ADMINISTRATION

  The Board of Directors of the Corporation (the "Board') shall designate a committee of not less than three directors (the "Committee") who shall serve at the pleasure of the Board. The Committee may also have other duties, as would be the case if the Board should designate the Corporation's Human Resources Committee (or a successor thereto) to act as the Committee under the Bonus Plan. No member of the Committee shall be eligible to participate in the Bonus Plan while serving on the Committee. The Board intends that each member of the Committee shall be a "Disinterested Person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "Outside Director" within the meaning of Section 162(m) of the Code; provided, however, that a director who is a "Disinterested Person" within the meaning of Rule 16b-3 of the Exchange Act will be treated as satisfying the requirements of an "Outside Director" until the first meeting of stockholders at which directors are to be elected that occurs after July 1, 1994 or such later date as may be permissible under the Code or Regulations promulgated thereunder. The Committee has the authority to select certain officers and other key employees of the Corporation and its subsidiaries from those eligible who will participate in the Bonus Plan, to determine individual maximum awards (which may not exceed the shareholder approved maximum award which may be granted to any one individual), to set performance goals and targets, where appropriate, at the beginning or deemed beginning under Federal tax rules of each performance year, to ascertain the size of the bonus pool at the end of the performance year based on the shareholder approved method, to determine the degree of attainment of performance goal(s), to determine the amounts payable to each participant, and the timing and terms of such payments with respect to each performance year, provided, however, that the Committee cannot delegate its authority to determine bonus awards for any person covered under Section 162(m) of the Code, e.g., the named Executive Officers. All decisions of the Committee are final, conclusive and binding on all parties except that awards by the Committee to the officers of the Corporation named in its proxy material are subject to Board ratification.

BONUS POOL

  Under the Bonus Plan, the annual bonus pool for the 12 month performance period ending November 30, for approximately 400 participants (including the named Executive Officers), will be funded under a quantitative performance formula based on a percentage of the consolidated after-tax net income of the Corporation and its affiliates for the performance year. The total pool need not be awarded and, further, may be reduced in the judgment of the Committee based on its evaluation of overall Corporate performance.

AWARDS

  The maximum amount of compensation which may be awarded to any individual participant under the Bonus Plan is 1.5% of the consolidated pre-tax income of the Corporation and its affiliates for the performance year, not to exceed 100% of the bonus pool when combined with the bonus awards for all other participants under the Bonus Plan. The maximum amount need not be awarded to any participant. The Committee retains negative discretion permissible under
Section 162(m) of the Code and the proposed Treasury Regulations issued thereunder to reduce such bonuses below the maximum award amount on a judgmental basis in the best interests of the Corporation and its stockholders.

  In accordance with Section 162(m) of the Code, the Bonus Plan provides for written certification by the Committee that the pool and amounts payable therefrom satisfy the performance goals and any other relevant term of such awards. Such certification will be made after the end of each performance period and prior to bonus payment. The performance period for purposes of the Bonus Plan is the 12-month period ending November 30 each year. Bonuses may be paid, as soon as practicable after such certification, in cash, stock, or a combination thereof. Payment may be deferred, in part or whole, on a mandatory basis by the Committee or electively by participants with Committee approval.

  In the event of a Change of Control of the Corporation, a pro rata bonus would be paid to each officer and each other key employee who is a participant at that time for the performance period in which the Change of Control of the Corporation occurs based on the bonus paid or accrued for the performance year preceding a Change of Control of the Corporation or, if higher, the average bonus paid or accrued for the three performance years preceding the year in which the Change of Control of the Corporation occurs.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  Generally, ordinary income is realized by a Bonus Plan participant upon receipt of the payment of an award under the Bonus Plan in an amount equal to such payment if in cash, or the fair market value of any stock received. Consequently, the deferral of the payment of an award under the Bonus Plan generally will defer the realization of income by the participant until such payment is received. At the time a participant realizes such income, the Corporation generally will be entitled to a deduction for Federal income tax purposes equal to the amount of such income realized by the participant.

  The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon will be required for approval of the Bonus Plan.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS APPROVE THE INCENTIVE BONUS PLAN FOR CORPORATE OFFICERS DESCRIBED ABOVE. THIS IS IDENTIFIED AS ITEM 4 ON THE ENCLOSED PROXY CARD.

PART V. STOCKHOLDER RESOLUTIONS

  The Corporation has been informed by certain stockholders that they plan to submit resolutions at the Annual Meeting. The Board of Directors and Management believe that adoption of these resolutions is not in the best interests of the Corporation and recommend a vote AGAINST each of them. An affirmative vote of a majority of the votes cast by holders of the Common Stock at the Annual Meeting would be required for the adoption of these resolutions, which are set forth below:

  STOCKHOLDER PROPOSAL RELATING TO MEETING DATES

  The Corporation has been informed by Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, the owner of 100 shares, that she intends to introduce the following resolution:

  "RESOLVED: That the shareholders of Bankers Trust recommend that the Board of Directors establish the following corporate policy:"

    "Neither the Corporation nor its affiliates or subsidiaries shall make any new loans or renew any old loans to corporations which have changed their Annual Meeting dates in the last seven years to conflict with the Annual Meeting dates of other major corporations, until and unless such corporations do find a time and date which is more suitable."

  "REASONS: Until about seven years ago many corporations met at dates and times where a larger amount of independent non-employee stockholders could attend."

  "In the last few years corporations such as Exxon, Travelers, Dupont, Capital Cities/ABC, General Dynamics, Federated, Safeway and others changed their Annual Meeting dates and/or times."

  "Several corporations such as Riggs National Bank and Chrysler have started good examples by finding dates where more independent stockholders can attend their Annual Meetings."

  "If you AGREE, please mark your proxy FOR this resolution."

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 5 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF BOARD OF DIRECTORS AND MANAGEMENT

  The Corporation and its subsidiaries base lending decisions on clearly defined business related criteria and the expertise and experience of the lending personnel. Proponent's proposal would introduce subjective considerations into the decision-making process and, in any event, would be impractical to administer. Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

  STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

  Mr. John J. Gilbert, 29 East 64th Street, New York, NY 10021-7043, who is the owner of 108 shares, and who represents an additional family holding of 200 shares, has stated his intention to submit the following resolution:

  "RESOLVED: That the stockholders of Bankers Trust New York Corporation, assembled in annual meeting in person and by proxy, request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

  "REASONS: Continued strong support along the lines we suggest were shown at the last Annual Meeting when the owners of 17,139,009 shares, approximately 22.8%, were cast in favor of this proposal."

  "A law in California provides that state pension holdings, as well as state college funds, invested in shares be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors."

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 6 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF BOARD OF DIRECTORS AND MANAGEMENT

  Cumulative voting proposals for the election of directors have been rejected in the past by the Corporation's stockholders. The Board of Directors and Management continue to oppose this proposal because of the potential abuse and the history of the use of cumulative voting by those with special interests not common to stockholders generally. The size and diversity of the Corporation require a cohesive group of directors able to work together effectively for the benefit of all stockholders. A method of cumulative voting could result in the election of directors who are partisans of a particular group with special interests possibly inimical to the best interests of the Corporation and its stockholders. Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

PART VI. OTHER MATTERS

  Management does not know of any other matters that may be presented. If other matters should properly come before the Annual Meeting, or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the stock represented by them in accordance with their best judgment pursuant to the discretionary authority included in the proxy.

  The cost of soliciting proxies will be paid by the Corporation. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram, telecopier, or facsimile transmission by regular employees of the Corporation and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Corporation will reimburse them for the expense of doing so. Kissel-Blake Inc., New York, New York, has been retained to aid in the solicitation of proxies for a fee of $17,500 plus out-of-pocket expenses.

  Any stockholder executing the enclosed form of proxy may revoke it at any time before it is exercised. A proxy may be revoked by delivering to the Corporation a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Where the stockholder specifies a choice with respect to any matter to be acted upon, the shares represented by the proxy will be voted in accordance with such specifications. If not otherwise specified in the proxy, the shares will be voted in the election of directors for the nominees listed in Part I, for ratification of the appointment of the independent auditor, as described in Part II, for approval of the 1994 Stock Option and Stock Award Plan, as described in Part III, for approval of the Incentive Bonus Plan for Corporate Officers, as described in Part IV, and will be voted against each of the stockholder proposals described in Part V. If a duly executed proxy card is not returned, the shares cannot be voted except by voting in person or by a duly executed proxy presented at the Annual Meeting.

  STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS

  A stockholder proposal must be received by the Corporation by November 15, 1994 to be eligible for inclusion in the Proxy Statement for the 1995 Annual Meeting of Stockholders.

                                          By order of the Board of Directors

                                                   /s/ James T. Byrne, Jr.

                                                    JAMES T. BYRNE, JR.
                                                    Secretary

                                   APPENDIX A


                 BANKERS TRUST NEW YORK CORPORATION 1994 STOCK
                          OPTION AND STOCK AWARD PLAN

SECTION 1. PURPOSE OF THE PLAN.

The purpose of the 1994 Stock Option and Stock Award Plan (the "Plan") is to aid Bankers Trust New York Corporation (the "Corporation") and its subsidiaries in securing and retaining officers and other key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Corporation and its subsidiaries. In addition, the Corporation expects that it will benefit from the added interest which the respective Awardees (as hereinafter defined) will have in the welfare of the Corporation as a result of their ownership or increased ownership of the common stock of the Corporation.

SECTION 2. ADMINISTRATION.

(a) The Board of Directors of the Corporation (the "Board") shall designate a committee of not less than three directors (the "Committee") who shall serve at the pleasure of the Board. The Committee may also have other duties, as would be the case if the Board should designate the Corporation's Human Resources Committee (or a successor thereto) to act as the Committee under the Plan. No member of the Committee shall be eligible to participate in the Plan while serving on the Committee.
    The Committee shall have full power and authority, subject to ratification by the Board by resolutions not inconsistent with the provisions of the Plan, to grant to eligible employees pursuant to the provisions of the Plan:
    (i) stock options to purchase shares, (ii) restricted stock, (iii) deferred stock, or (iv) any other Stock-based Awards (as hereinafter defined) permitted hereunder (each of the foregoing being an "Award" and collectively, the "Awards"). The Committee shall also interpret the provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

(b) The Committee shall: (i) subject to Board ratification in connection with officers to be named in the Corporation's proxy material, select the officers and other key employees of the Corporation and its subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine whether incentive stock options (under Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code")), non-qualified stock options, restricted stock, deferred stock, or other Stock-based Awards, or a combination of the foregoing, are to be granted hereunder; (iii) determine the number of shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including but not limited to any restriction and forfeiture condition on such Award and/or the shares of Stock (as hereinafter defined) relating thereto); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash; (vi) determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Awardee; (vii) determine whether, to what extent and under what circumstances option grants and/or other Awards under the Plan are to be made, and operate, on a tandem basis; and
    (viii) to the extent appropriate certify attainment of performance goals as required by Section 162(m) of the Code.

(c) All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board (as and to the extent permitted hereunder) shall be final, conclusive and binding on all persons, including the Corporation, its stockholders, employees and individuals granted Awards under the Plan ("Awardees").

SECTION 3. STOCK SUBJECT TO THE PLAN.

Except as otherwise provided by this Section 3 and subject to Section 12(e), the total number of shares of common stock of the Corporation (the "Stock") available for distribution under the Plan is 15,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, except that treasury shares must be used in the case of restricted stock. If any shares that have been optioned cease to be subject to option because the option has expired or been cancelled or has been deemed to have expired or cancelled, or if any shares subject to any restricted stock, deferred stock or other Stock-based Award granted hereunder are forfeited or such Award otherwise terminates without the actual or deemed delivery of such shares, such shares shall again be available for distribution under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash or property dividend, or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares which may be delivered under the Plan, in the number and/or option price of shares subject to outstanding options granted under the Plan, and/or in the number of shares subject to restricted stock, deferred stock, or other Stock-based Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided that the number of shares subject to any Award shall always be a whole number; and provided further that, with respect to incentive stock options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto. In addition, subject to the limitations provided in Section 7, Section 10, and Section 12(e), the Committee is authorized to make adjustments in the terms and conditions of, and performance criteria relating to, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in this paragraph) affecting the Corporation or the financial statements of the Corporation, or in response to changes in applicable laws, regulations or accounting principles.

SECTION 4. ELIGIBILITY.

Officers and other key employees of the Corporation and its subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for the management, growth, profitability or protection of the business of the Corporation and its subsidiaries are eligible to be granted Awards under the Plan. The Awardees under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

For purposes of the Plan, a subsidiary of the Corporation shall be any corporation which at the time qualifies as a subsidiary thereof under the definition of "subsidiary corporation" in Section 424(f) of the Code.

SECTION 5. STOCK OPTIONS.

Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve. Any such option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(a) Option Type. Each option shall state whether it will or will not be treated as an incentive stock option.

(b) Option Price. The purchase price per share of the Stock purchasable under a stock option shall be determined by the Committee, but will be not less than 100% of the fair market value of the Stock on the date of the grant of the option, as determined in accordance with procedures established by the Committee.

(c) Option Period. The term of each stock option shall be fixed by the Committee, but no incentive stock option shall be exercisable after the expiration of 10 years from the date the option is granted and no non-qualified stock option shall be
   exercisable after the expiration of 10 years and one day from the date the option is granted.

(d) Exercisability. Stock options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no stock option shall be exercisable during the twelve month period ending on the day before the first anniversary date of the granting of the option, except as provided in paragraphs (g), (h) or (i) of this Section 5; provided, however, that notwithstanding the foregoing, from and after a Change of Control (as hereinafter defined) all stock options shall become immediately exercisable to the full extent of the original Award.

  As used herein, "Change of Control" shall mean any of the following events:

  (i) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that any acquisition by the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, shall not constitute a Change of Control; or

  (ii) Individuals who, as of January 1, 1994, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

  (iii) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

    Anything herein to the contrary notwithstanding, with respect to any Awardee in the Plan, a Change of Control shall not be deemed to have occurred if such Change of Control results from or arises out of a purchase or other acquisition of the Corporation, directly or indirectly, by a corporation or other entity in which such Awardee has a direct or indirect equity interest; provided, however, that the limitation contained in this sentence shall not apply in respect of any Awards entitling the Awardee to any direct or indirect equity interest in a corporation or other entity (a) which equity interest is part of a class of equity interests which are publicly traded on any securities exchange or other market system, or (b) received by such Awardee without the Awardee's concurrence or consent, as a result of or in connection with a purchase or other acquisition of the Corporation by such corporation or other entity.

(e) Method of Exercise. Stock options may be exercised, in whole or in part by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check; provided, however, that during the 60-day period from and after a Change of Control
    (x) an Awardee (other than an Awardee who initiated a Change of Control in a capacity other than as an officer or director of the Corporation) who is an officer or director of the Corporation (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to an option that was granted at least six months prior to the date of exercise pursuant to this proviso and (y) any other Awardee who at the time of exercise is not an officer or director shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full purchase price of the shares of Stock being purchased under the stock option and by giving written notice to the Corporation to elect (within such 60-day period) to surrender all or part of the stock option to the Corporation and to receive in cash an amount equal to the amount by which the fair market value per share of the Stock on the date of exercise shall exceed the purchase price per share under the stock option multiplied by the number of shares of Stock granted under the stock option as to which the right granted by this proviso shall have been exercised. Such written notice shall specify the Awardee's election to purchase shares subject to the stock option or to receive the cash payment referred to in the proviso to the immediately preceding sentence. The Committee may, in its sole discretion, authorize payment in whole or in part of the purchase price to be made in unrestricted stock already owned by the Awardee, or, in the case of a non-qualified stock option, in restricted stock or deferred stock subject to an Award hereunder (based upon the fair market value of the Stock on the date the option is exercised, as determined by the Committee). The Committee may authorize such payment at or after grant, except that in the case of an incentive stock option, any right to make payment in unrestricted stock already owned must be included in the option at the time of grant. No shares of Stock shall be issued until full payment therefor has been made. Subject to paragraph (k) of this Section 5, an Awardee shall have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the Awardee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

  As used in this paragraph (e) of Section 5, the fair market value of the Stock on the date of exercise shall mean:

  (i) with respect to an election by an Awardee to receive cash in respect of a stock option which is not an incentive stock option, the "Change of Control Fair Market Value," as defined below; and

  (ii) with respect to an election by an Awardee to receive cash in respect of a stock option which is an incentive stock option, the fair market value of the Stock on the date of exercise, determined in the same manner as the fair market value of Stock on the date of grant of a stock option is determined pursuant to paragraph (b) of Section 5 of the Plan unless otherwise determined by the Committee.

(f) Nontransferability of Options. No stock option shall be transferable by the Awardee otherwise than by will or by the laws of descent and distribution, and such options shall be exercisable, during the Awardee's lifetime, only by the Awardee.

(g) Termination by Death. Except to the extent otherwise provided by the Committee at or after the time of grant if an Awardee's employment by the Corporation and/or any of its subsidiaries terminates by reason of death, the stock option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the Awardee under the will of the Awardee, for a period of fifteen months from the date of such death or until the expiration of the stated period of the option, whichever period is shorter.

(h) Termination by Reason of Retirement or Permanent Disability. Except to the extent otherwise provided by the Committee at or after the time of grant, if an Awardee's employment by the Corporation and/or any of its subsidiaries terminates by reason of retirement or permanent disability, any stock option held by such Awardee may thereafter be exercised in full, but may not be exercised after three years from the date of such termination of employment or the expiration of the stated period of the option, whichever period is the shorter; provided, however, that, if the Awardee dies within such three-year period, any unexercised stock option held by such Awardee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of the Awardee's death or for the stated period of the option, whichever period is the shorter. For these purposes, the term "retirement" is a retirement as defined in the Corporation's Pension Plan as in effect from time to time. In the event of termination of service by reason of retirement or permanent disability, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option.

(i) Other Termination. Unless otherwise determined by the Committee at or after grant, if an Awardee's employment terminates for any reason other than death, permanent disability, or retirement, the stock option shall thereupon terminate; provided, however, that if such termination is by action of the employer and other than discharge for reason of willful violation of the rules of the Corporation or by voluntary resignation of the Awardee, in either case within 18 months following a Change of Control, any stock options held by the Awardee may be exercised by the Awardee until the earlier of six months and one day after such termination or the expiration of such options in accordance with their terms.

(j) Option Buyout. The Committee may at any time offer to repurchase an option (other than an option which has been held for less than six months by an Awardee who is subject to Section 16 of the Exchange Act), based on such terms and conditions as the Committee shall establish and communicate to the Awardee at the time such offer is made.

(k) Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an option's exercise shall be in the form of restricted stock or deferred stock, or may reserve other than with respect to incentive stock options the right to so provide after the time of grant.

SECTION 6. RESTRICTED STOCK.

(a) Stock and Administration. Shares of restricted stock may be issued either alone or in addition to stock options, deferred stock or other Stock-based Awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its subsidiaries to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The provisions of restricted stock Awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of an Award of shares of restricted stock shall not, with respect to such Award, be deemed to have become an Awardee, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Corporation, and otherwise complied with the then applicable terms and conditions, and then:

  (i) Each Awardee shall be issued a stock certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the Awardee, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Bankers Trust New York Corporation 1994 Stock Option and Stock Award Plan and an Agreement entered into between the registered owner and Bankers Trust New York Corporation. Copies of such Plan and Agreement are on file in the offices of Bankers Trust New York Corporation, 280 Park Avenue, New York, N.Y. 10017."

  (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and shall require, as a condition of any restricted stock Award, that the Awardee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.

(c) Restrictions and Conditions. The shares of restricted stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

  (i) Subject to the provisions of this Plan during a period set by the Committee commencing with the date of such Award (the "restriction period"), the Awardee shall not be permitted to sell, transfer, pledge, or assign shares of restricted stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

  (ii) Except as provided in paragraph (c) of this Section 6, the Awardee shall have, with respect to the shares of restricted stock, all the rights of a shareholder of the Corporation, including the right to vote the restricted stock, and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested. Certificates for shares of unrestricted stock shall be delivered to the Awardee promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of restricted stock.

  (iii) Subject to the provisions of paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the Awardee and reacquired by the Corporation.

  (iv) In the event of an Awardee's retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Awardee's shares of restricted stock.

  (v) Notwithstanding anything in the foregoing to the contrary, upon a Change of Control any and all restrictions on restricted stock shall lapse regardless of the restriction period established by the Committee and all such restricted stock shall become fully vested and nonforfeitable and promptly distributed.

SECTION 7. DEFERRED STOCK AWARDS.

(a) Stock and Administration. Awards of the right to receive Stock that is not to be distributed to the Awardee until after a specified deferral period (such Award and the deferred Stock delivered thereunder hereinafter as the context shall require, the "deferred stock") may be made either alone or in addition to stock options or restricted stock or other Stock-based Awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its subsidiaries to whom deferred stock shall be awarded, the number of shares of deferred stock to be awarded at the end of a specified performance period to any Awardee pursuant to a formula based upon earnings goals of the Corporation as measured by pretax or post tax corporate income, net income per common share and/or the return on average common equity of the Corporation for the year of the Award which shall be specified by the Committee prior to the beginning of such year for services to be performed after the Committee sets the standard, or on a date after the beginning of the year which may be deemed to be prior to the beginning of such year for these purposes under Federal tax rules, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the stock will be deferred, and the terms and conditions of the Award in addition to those contained in paragraph (b) of this Section 7. In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the fair market value on the date of grant of the number of shares covered by a deferred stock Award. The provisions of deferred stock Awards need not be the same with respect to each recipient. Prior to any Award of deferred stock, the Committee shall certify attainment of the performance goals for the specified performance thereon.

(b) Terms and Conditions. Deferred stock Awards made pursuant to this Section 7 shall be subject to the following terms and conditions:

  (i) Subject to the provisions of the Plan, the shares to be issued pursuant to a deferred stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period or Elective Deferral Period (defined below), where applicable, and all or a portion of which may be subject to a risk of forfeiture during all or such portion of the Deferral Period all as determined by the Committee. At the expiration of the Deferral Period and Elective Deferral Period, share certificates shall be delivered to the Awardee, or the Awardee's legal representative, in a number equal to the number of shares covered by the deferred stock Award.

  (ii) Amounts equal to any dividends declared and/or any other amounts deemed earned such as credits based on net income per common share will be paid to the Awardee directly, deferred into additional shares or some combination thereof, all as determined by the Committee in its sole discretion.

  (iii) In the event of the Awardee's retirement, permanent disability or death during the Deferral Period (or Elective Deferral Period, where applicable), or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Corporation, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Awardee's deferred stock. Anything in the Plan to the contrary notwithstanding, upon the occurrence of a Change of Control, the Deferral Period and the Elective Deferral Period with respect to each deferred stock Award shall expire immediately and all share certificates relating to such Awards shall be delivered immediately to each Awardee or the Awardee's legal representative.

  (iv) Prior to completion of the Deferral Period, an Awardee may elect to further defer receipt of the Award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

  (v) Each Award under this Section 7 shall be confirmed by a deferred stock agreement or other instrument executed by the Corporation and by the Awardee.

SECTION 8. OTHER STOCK-BASED AWARDS.

(a) Stock and Administration. Other Awards of the Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Stock ("other Stock-based Awards"), including (without limitation) performance shares, dividend equivalents, and convertible debentures, may be granted either alone or in addition to other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the officers and key employees of the Corporation and/or any of its subsidiaries to whom and the time or times at which such other Stock-based Awards shall be made, the number of shares of Stock to be awarded pursuant to such other Stock-based Awards, and all other conditions of the other Stock-based Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of other Stock-based Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. Other Stock-based Awards made pursuant to this
    Section 8 shall be subject to the following terms and conditions:

  (i) Subject to the provisions of this Plan, shares or interests in shares subject to Awards made under this Section 8, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or Deferral Period lapses.

  (ii) Subject to the provisions of this Plan and the Award agreement, the recipient of Awards under this Section 8 shall be entitled to receive, currently or on a deferral basis, interest or dividends or interest or dividend equivalents or such other amounts with respect to the number of shares or interests therein covered by the Awards, as determined at the time of the Awards by the Committee, in its sole discretion, and the Committee may provide that such amounts or portion thereof (if any), as determined by the Committee in its sole discretion shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

  (iii) Any Awards under this Section 8 and any Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

  (iv) In the event of the Awardee's retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all Awards under this Section 8. Anything in the Plan to the contrary notwithstanding, any limitations imposed with respect to any Award under this Section 8, including any provision providing for the forfeiture of any Award under any circumstance, shall terminate immediately upon a Change of Control and the number of shares or interests in the Stock subject to such Award shall be delivered to the Awardee (or, in the case of an Award with respect to which such number is not determinable, such number of shares or interests in the Stock as is determined by the Committee and set forth in the terms of such Award).

  (v) Each Award under this Section 8 shall be confirmed by an agreement or other instrument executed by the Corporation and by the Awardee.

  (vi) The Stock or interests therein (including securities convertible into Stock) paid or awarded on a bonus basis under this Section 8 shall be issued for no cash consideration; the Stock or interests therein (including securities convertible into the Stock) purchased pursuant to a purchase right Awarded under this Section 8 shall be priced at least at 50% of the fair market value of the Stock on the date of grant.

  (vii) No other Stock-based Award in the nature of a purchase right shall be transferable by the Awardee otherwise than by will or by the laws of descent and distribution, and such purchase rights shall be exercisable during the Awardee's lifetime only by the Awardee.

SECTION 9. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan: (a) a transfer of an employee from the Corporation to a subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one subsidiary or affiliate, whether or not incorporated, to another, (b) a leave of absence, duly authorized in writing by the Corporation, for sickness, or for any other purpose approved by the Corporation if the period of such leave does not exceed eighty-four days, and (c) a leave of absence in excess of eighty-four days, duly authorized in writing by the Corporation, provided the employee's right to reemployment is guaranteed either by a statute or by contract, shall not be deemed a termination of employment.

SECTION 10. AMENDMENTS AND TERMINATION.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Awardee under an Award theretofore granted, without the Awardee's consent, or which without the approval of the stockholders would:

(a) except as is provided in Section 3 of the Plan, increase the total number of shares available for the purpose of the Plan;

(b) subsequent to the date of grant decrease the option price of any stock option to less than 100% of the fair market value on the date of the granting of the option;

(c) extend the maximum option period under Section 5(c) of the Plan; or

(d) otherwise materially increase the benefits accruing to Awardees under, or materially modify the requirements as to eligibility for participation in, the Plan.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Awardee without such Awardee's consent. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, amend the Plan or terms of any outstanding Award held by a person then subject to Section 16 of the Exchange Act without the consent of any Awardee in order to preserve exemptions under said Section 16 which are or become available from time to time under rules of the Securities and Exchange Commission.

Since certain amendments to the Securities and Exchange Commission's rules under Section 16 of the Exchange Act permit phasing-in of full compliance with such rules over a period of time, the Board reserves the right during such period to amend or alter the Plan without further approval of stockholders to the extent it determines to be necessary or appropriate to conform with said rules as so amended and as is otherwise permissible under applicable law.

SECTION 11. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an Awardee by the Corporation, nothing contained herein shall give any such Awardee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 12. GENERAL PROVISIONS.

(a) The Committee may require each Awardee purchasing shares pursuant to an Award under the Plan to represent to and agree with the Corporation in writing that such Awardee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b) All certificates for shares of Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Awards granted under the Plan. If Awards are granted in substitution for other Awards, the Committee shall require the surrender of such other Awards in consideration for the grant of the new Awards. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards. The exercise price of any option or the purchase price of any other Stock-based Award in the nature of a purchase right granted in substitution for outstanding Awards or in lieu of any other right to payment by the Corporation shall be the fair market value of shares at the date such substitute Awards are granted or shall be such fair market value at that date reduced to reflect the fair market value of the Awards or other right to payment required to be surrendered by the Awardee as a condition to receipt of the substitute Award; or retroactively granted in tandem with outstanding Awards shall be either the fair market value of shares at the date of grant of later Awards or the fair market value of shares at the date of grant of earlier Awards.

(d) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The maximum number of shares that may be subject to Award in any calendar year to any Awardee under Sections 5 through 8 is 5% of the total number of shares available for distribution under the Plan as set forth in Sections 3 and 10.

SECTION 13. TAXES.

(a) If any Awardee properly elects, within thirty days of the date on which an Award is granted, to include in gross income for Federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such Awardee shall make arrangements satisfactory to the Committee to pay to the Corporation, in the calendar quarter of such Award, any Federal, state, or local taxes required to be withheld with respect to such shares. If such Awardee shall fail to make such tax payments as are required, the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Awardee.

(b) Any Awardee who does not or cannot make the election described in paragraph
    (a) of this Section 13 with respect to an Award, shall, no later than the date as of which the value of the Award first becomes includible in the gross income of the Awardee for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award and the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Awardee. Anything contained herein to the contrary notwithstanding, the Committee may, in its sole discretion, authorize acceptance of Stock received in connection with the Award or option being taxed or otherwise previously acquired in satisfaction of withholding requirements.

(c) If and to the extent authorized by the Committee, the Corporation or any of its subsidiaries are authorized to withhold from any distribution of Stock relating to any Award granted under the Plan, or to receive shares from the Awardee, and to pay the value of such Stock to the appropriate taxing authority, in order to satisfy obligations of the Awardee for the payment of Federal, state, and local taxes in connection with such Award (including but not necessarily limited to amounts required to be withheld by the Corporation).

SECTION 14. EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective on the date it is approved by the vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon.

SECTION 15. TERM OF PLAN.

No Awards shall be granted pursuant to the Plan after April 21, 1998, but Awards theretofore granted may extend beyond that date.

                                   APPENDIX B

                       BANKERS TRUST NEW YORK CORPORATION
                  INCENTIVE BONUS PLAN FOR CORPORATE OFFICERS

I. PURPOSE OF THE PLAN

  The purpose of the Incentive Bonus Plan for Corporate Officers (the "Plan") is to provide a means of rewarding certain officers and other key employees of Bankers Trust New York Corporation and its subsidiaries (the "Corporation") who have contributed to the profitability of the Corporation.

II. ADMINISTRATION OF THE PLAN

  The Board of Directors of Bankers Trust New York Corporation (the "Board") shall designate a committee of not less than three directors (the "Committee") who shall serve at the pleasure of the Board. The Committee may also have other duties, as would be the case if the Board should designate the Corporation's Human Resources Committee (or a successor thereto) to act as the Committee under the Plan. No member of the Committee shall be eligible to participate in the Plan while serving on the Committee. The Committee shall have full power and authority, subject to ratification by the Board by resolutions not inconsistent with provisions of the Plan, to grant bonus awards to eligible employees pursuant to the provisions of the Plan. The Committee shall also interpret the provisions of the Plan and any award issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

III. PARTICIPATION IN THE PLAN

  Participation in the Plan shall be limited to the following officers or other key employees of the Corporation and its subsidiaries:

A) Officers whose positions are evaluated in salary grade 50 and above under the Management Position Evaluation and Salary Administration Program of Bankers Trust Company;

B) Other officers or other key employees of the Corporation and its subsidiaries whose positions are not evaluated under the above plan but who, in the judgment of the Chairman, qualify for participation in the Plan on the basis that their positions are comparable to positions holding evaluations in salary grade 50 and above; and

C) The Committee in its discretion may exclude any person who would otherwise qualify as a participant under A or B above.

IV. BONUS POOL

A) Prior to the beginning of each 12-month period ending November 30 upon all or part of which a participant's entitlement to receive a bonus award is based (a "Performance Year"), or on a date after the beginning of the Performance Year which may be deemed to be prior to the beginning of such year for these purposes under Federal tax rules, the Committee shall designate a percentage of the consolidated after-tax net income of the Corporation and its affiliates for such Performance Year that will be used to determine the amount of the bonus pool.

B) The Committee shall have the authority to provide for a bonus pool which is less than permitted under A above, if in its judgment overall corporate performance does not warrant creation of the bonus pool allowed.

C) The total of the bonus pool need not be paid as bonus awards.

V. BONUS AWARDS UNDER THE PLAN

A) Prior to the beginning of each Performance Year, or on a date after the beginning of the Performance Year which may be deemed to be prior to the beginning of such year for these purposes under Federal tax rules, the Committee shall allocate in writing, on behalf of each person to be named in the proxy, a portion of the bonus pool to be paid for such Performance Year. The annual maximum award payable to any participant under the Plan is 1.5% of the consolidated pretax income of the Corporation and its affiliates.

B) The Committee is authorized at any time during or after a Performance Year, in its sole and absolute discretion, to reduce or eliminate the bonus pool or the portion of the bonus pool allocated to any participant, for any reason.

C) The order and the procedure for the determination of individual bonus awards, shall be as follows:

  1) Subject to ratification by the Board of Directors, the Committee shall first determine if the bonus award for the Chairman shall be adjusted and the amount of such award.

  2) The Chairman of the Board shall next recommend which participants in salary grade 68 and which of the participants who report directly to the Chairman or are covered by Section 162(m) of the Code shall have their bonus awards adjusted if appropriate and the amount of each award. His recommendations shall then be submitted to the Committee for its consideration. Subject to ratification by the Board of Directors for the officers named in the proxy materials, the decision of the Committee either to approve a bonus award as recommended, to adjust the amount of a recommended bonus award, or to disapprove a bonus award recommendation, is final.

  3) With respect to all other participants, the respective department heads and function heads shall submit their bonus recommendations to the Chairman for consideration. After review and adjustment, if any, by the Chairman, the total funding required for such bonuses shall be submitted to the Committee for its approval. Subject to the terms of the Plan, the decision of the Committee to approve the bonus funding as recommended, to adjust the amount of recommended bonuses, or to disapprove the bonus funding recommendation, is final.

D) The total of all individual bonus awards shall not exceed the amount of the bonus pool.

E) The Committee shall have the authority not to grant bonus awards if, in its judgment, bonus awards are not warranted.

VI. PAYMENT OF BONUS AWARDS UNDER THE PLAN

A) Following the completion of each Performance Year, the Committee shall certify in writing whether, and to what extent, if any, the performance objectives of such Performance Year set forth in IV A above were achieved and, if so, the amount of the bonus pool and the bonus awards payable to participants.

B) Except as provided in Section VI C or Section VII below, each participant shall receive payment, subject to all required tax withholdings, in a cash lump sum of his or her bonus award as soon as practicable following the determination of such award.

C) The Committee may specify, either before or after completion of any Performance Year, that all or a portion of any bonus award shall be paid by issuance or delivery of shares of Bankers Trust New York Corporation Common Stock or other Stock-based Awards having a fair market value equal to the cash value of the bonus award that would otherwise have been payable. Such shares or other awards shall be subject to such conditions, including deferral of delivery, restrictions on transferability, and other terms and conditions as shall be specified by the Committee. The fair market value of any stock-based payment shall be based on the average of the high and low quotations of sales of Bankers Trust New York Corporation Common Stock on the New York Stock Exchange Composite Transaction Tape on the date on which the bonus award is approved. To the extent bonus awards are paid in Bankers Trust New York Corporation Common Stock or other Stock-based Awards, such shares or other awards shall be granted under the terms and conditions of the then current Stock Option and Stock Award Plan.

VII. DEFERRAL OF BONUS AWARDS

  The Committee may, in its discretion, approve requests for deferral of payments of individual awards. A participant may elect to defer all or any part of a bonus, provided the minimum deferred amount is $10,000. The amount of a deferred bonus shall accumulate interest at a rate as determined from time to time by the Committee in its sole discretion. The Committee may, in its sole discretion, elect to pay a deferred bonus in installments (including any unpaid amount due an estate or other beneficiary) and such election shall be final and binding on all persons concerned. Deferred bonus awards will not be funded and no participant shall acquire any rights to any specific corporate assets.

VIII. SEPARATION FROM THE CORPORATION AND ITS SUBSIDIARIES

  Participants who, for any reason other than retirement, death or disability, separate from the Corporation and its subsidiaries prior to the end of the Performance Year shall not be eligible to receive a bonus award for that year, provided, however, that the Committee may, in its sole discretion, when it finds that a waiver may be in the best interest of the Corporation, waive in whole or in part any or all of the provisions of this Section VIII; further provided that the Committee may delegate the authority under this Section VIII for all participants other than those covered under Section 162(m) of the Code. Any participant may designate the beneficiary of the unpaid amount of a bonus award (including a deferred bonus) in case of death and if no designation has been made any such unpaid amount will be paid to the participant's estate.

IX. CHANGE OF CONTROL

  In the event of a Change of Control (as defined in the 1994 Stock Option and Stock Award Plan), a pro rata bonus will be paid to each participant at that time for the Performance Year in which the Change of Control occurs based on the bonus paid or accrued for the Performance Year preceding a Change of Control or, if higher, the average bonus paid or accrued for the three Performance Years preceding the year in which the Change of Control occurs.

X. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

  The Board of Directors may ratify amendments recommended by the Committee or suspend or terminate the Plan or any regulations adopted thereunder at any time. Subject to the foregoing and the terms of the Plan, the Committee may adopt or amend from time to time such regulations governing the Plan and the administration of the Plan as the Committee considers appropriate.

                            GRAPHICS APPENDIX LIST

PAGE WHERE
GRAPHIC
APPEARS                     DESCRIPTION OF GRAPHIC OR CROSS REFERENCE
- --------------------------------------------------------------------------------

P.2                         Photo of George B. Beitzel
                            Photo of William R. Howell
                            Photo of Jon M. Huntsman
                            Photo of Vernon E. Jordan, Jr.

P.3                         Photo of Hamish Maxwell
                            Photo of Donald F. McCullough
                            Photo of N.J. Nicholas Jr.
                            Photo of Russell E. Palmer
                            Photo of Didier Pineau-Valencienne

P.4                         Photo of Charles S. Sanford, Jr.
                            Photo of Eugene B. Shanks, Jr.
                            Photo of Patricia Carry Stewart
                            Photo of George J. Vojta